                            SCHEDULE 14A INFORMATION
                                   (RULE 14a)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

                          Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[]  Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12



                              Bob Evans Farms, Inc.
       ------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

            -------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         (1)    Title of each class of securities to which transaction applies:

                ---------------------------------------------------------------

         (2)    Aggregate number of securities to which transaction applies:

                ---------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                            ---------------------------------------------------
         (4)    Proposed maximum aggregate value of transaction:

                ---------------------------------------------------------------
         (5)    Total fee paid:
                               ------------------------------------------------

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)    Amount Previously Paid:
                                       ----------------------------------------
         (2)    Form, Schedule or Registration Statement No.:
                                                             ------------------
         (3)    Filing Party:
                             --------------------------------------------------
         (4)    Date Filed:
                           ----------------------------------------------------

                             [BOB EVANS FARMS LOGO]
                                3776 S. HIGH ST.
                              COLUMBUS, OHIO 43207

                      NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        Monday, Sept. 9, 2002, at 9 a.m.
                             Southern Theatre
                                 21 E. Main St.
                              Columbus, Ohio 43215


                                                                 July 31, 2002

To Our Stockholders:

We are pleased to invite you to the annual meeting of stockholders of Bob Evans Farms, Inc. on Monday, Sept. 9, 2002, 9 a.m., Eastern Daylight Time, at the Southern Theatre at 21 E. Main St. in Columbus, Ohio. Business for the meeting includes:

(1)      to elect three directors to serve for terms of three years each,

(2) to consider and vote upon a company proposal to approve and adopt the Bob Evans Farms, Inc. 2002 Incentive Growth Plan,

(3) to consider and vote upon a stockholder proposal to eliminate awards of stock options, bonuses and restricted stock to top executives and

(4)      to transact other business that may properly come before the meeting.

Juice, coffee and pastries will be available between 8 a.m. and 9 a.m. We hope you will take this opportunity to become acquainted with the officers and directors of your company.

Only stockholders of record at the close of business on July 12, 2002, will be entitled to vote by proxy or in person at the annual meeting. We look forward to seeing you at the meeting.

                                             Sincerely,

                                             /s/ Stewart K. Owens

                                             Stewart K. Owens
                                             Chairman of the Board and Chief
                                             Executive Officer

                              BOB EVANS FARMS, INC.
                                3776 S. HIGH ST.
                              COLUMBUS, OHIO 43207

                               GENERAL INFORMATION

The board of directors of Bob Evans Farms, Inc. is soliciting your proxy in connection with our 2002 annual meeting of stockholders. This proxy statement summarizes information that you will need in order to vote.

MAILING

We began mailing this proxy statement and the enclosed proxy card on or about July 31, 2002, to Bob Evans stockholders of record at the close of business on July 12, 2002. We also are sending the Bob Evans Farms, Inc. 2002 annual report, which includes financial statements for the fiscal year ended April 26, 2002.

MULTIPLE STOCKHOLDERS SHARING THE SAME ADDRESS

In December of 2000, the Securities and Exchange Commission ("SEC") adopted new rules concerning the delivery of annual reports and proxy statements. The rules permit companies and intermediaries (e.g., brokers) to deliver a single set of these documents to any household at which two or more stockholders reside if the company believes those stockholders are members of the same family or otherwise share the same address. This process, which is commonly referred to as "householding," reduces the volume of duplicative information stockholders receive and reduces the company's printing and mailing expenses. Each stockholder will continue to receive a separate proxy card.

In accordance with a notice sent earlier this year to eligible stockholders who share the same address, the company and a number of brokers are sending only one proxy statement and annual report to stockholders residing at the same address, unless different instructions have been received from an affected stockholder. The company will promptly deliver, upon written or oral request, a separate copy of this proxy statement and/or the annual report to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to the Stock Transfer Department at Bob Evans Farms, Inc., 3776 S. High Street, Columbus, Ohio 43207, or (614) 492-4952.

Stockholders residing at the same address and currently receiving only one copy of the proxy statement and annual report may request that multiple copies of these documents be delivered in the future by contacting their broker or the company at the address or telephone number set forth above.

Stockholders residing at the same address who currently receive multiple copies of the proxy statement and annual report may request that only a single copy of these materials be mailed in the future by contacting their broker or the company at the address or telephone number set forth above.

                             VOTING INFORMATION

WHO MAY VOTE?
Only stockholders of record at the close of business on July 12, 2002, are entitled to vote at the annual meeting or any adjournment of the meeting. At the close of business on July 12, 2002, there were 35,697,189 shares of common stock, par value $.01 per share, outstanding.

HOW DO I VOTE?

Whether or not you plan to attend the annual meeting, we urge you to vote in advance by proxy. To do so, you may:
- call (800) 690-6903,
- log onto www.proxyvote.com or
- complete, sign and date the enclosed proxy card and return it promptly in the envelope provided.

MAY I CHANGE MY VOTE?
Yes, you may revoke a proxy at any time before it is voted by any of the following ways:
- sending written notice to the secretary of the company at the address given previously,
- submitting a later-dated proxy which must be received by the company prior to the annual meeting,
- casting a new vote via the Internet or by calling (800) 690-6903 or
- attending the annual meeting and giving notice of such revocation in person. Simply attending the annual meeting will not constitute revocation of a proxy.

WHO PAYS THE COST OF PROXY SOLICITATION?
The company will pay the expenses of soliciting proxies. Officers and employees of the company may solicit proxies by further mailings, by telephone or by personal contact without receiving any additional compensation for such solicitations. Also, we may hire Morrow & Co., Inc., an independent solicitation firm, to help us solicit proxies. The company would pay Morrow & Co. $7,500 for this service. The company will also pay the standard charges and expenses of brokerage houses, voting trustees, banks, associations and other custodians, nominees and fiduciaries for forwarding proxy materials to the beneficial stockholders.

WHAT CONSTITUTES A QUORUM?
Under our by-laws, a quorum is a majority of the voting power of the outstanding shares of stock entitled to vote. Each common share entitles the holder to one vote per each item to be voted upon at the annual meeting.

Common shares that have the authority to vote withheld will be counted for quorum purposes, but will not be counted toward the election of directors or toward the election of the individual nominees specified on the proxy card.

WHAT IF I DON'T VOTE FOR SOME OF THE MATTERS LISTED ON MY PROXY CARD?
If you return a proxy card without indicating your vote, your shares will be voted for the nominees listed on the card, for approval of the Bob Evans Farms, Inc. 2002 Incentive Growth Plan and against the stockholder proposal.

CAN I ABSTAIN?
Yes. Boxes and a designated blank space are provided on the proxy card for stockholders to mark if they wish to abstain from voting on the Bob Evans Farms, Inc. 2002 Incentive Growth Plan or the stockholder proposal or to withhold authority to vote for one or more nominees for election as a director of the company.

HOW ARE ABSTENTIONS COUNTED?
Abstentions are counted as present for quorum purposes. A vote to abstain on any matter will be the same as a "no" vote.

WHAT IF MY SHARES ARE HELD IN STREET NAME THROUGH A BROKER?
If you do not furnish voting instructions to the broker/dealer who holds your common shares, the broker/dealer may sign and submit a proxy for those common shares and may vote those common shares on routine matters, including the election of directors. The broker/dealer may not vote your common shares on the proposal to adopt the Bob Evans Farms, Inc. 2002 Incentive Growth Plan or the stockholder proposal without specific instructions from you.

Proxies signed and submitted to the company by broker/dealers which have not been voted on certain matters are referred to as broker non-votes. Broker non-votes will be counted toward the establishment of a quorum. However, broker non-votes and votes withheld will not be counted toward the election of directors or toward the election of individual nominees named in the form of proxy. As to all other proposals to be voted upon at the annual meeting, a broker non-vote will not be considered as a vote entitled to be cast.

                               STOCK OWNERSHIP

The following table shows the only stockholder known to the company to be the beneficial owner of more than five percent of the company's outstanding common shares.


NAME AND ADDRESS                   AMOUNT AND NATURE
OF BENEFICIAL OWNER             OF BENEFICIAL OWNERSHIP    PERCENT OF CLASS(1)
-------------------------------------------------------------------------------
Ariel Capital Management, Inc.       5,435,799(2)                 15%
307 N. Michigan Ave.
Chicago, Ill. 60601

(1) The percent of class is based upon 35,697,189 common shares outstanding on July 12, 2002.

(2) This number is based on information contained in correspondence received by the company from Ariel Capital Management, Inc. as reported May 31, 2002. Ariel Capital Management, Inc. is a registered investment adviser and all of these common shares are owned by its investment advisory clients. John W. Rogers Jr., chairman, chief executive officer and principal shareholder of Ariel, has disclaimed beneficial ownership of the common shares held by Ariel.

The following table summarizes the company's common shares beneficially owned by each director and each executive officer named in the summary compensation table (page 12) and by all directors and executive officers of the company as a group, as of July 12, 2002:


                  AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(1)
                  --------------------------------------------

                                             COMMON SHARES WHICH
                                              CAN BE ACQUIRED
                                              UPON EXERCISE OF
NAME OF BENEFICIAL          COMMON SHARES    OPTIONS EXERCISABLE                    PERCENT OF
OWNER OR GROUP              PRESENTLY HELD    WITHIN 60 DAYS       TOTAL             CLASS(2)
---------------------------------------------------------------------------------------------
Howard J. Berrey(3)             20,029                  0          20,029              (4)
Larry C. Corbin(3)              40,939             80,369         121,308              (4)
Daniel E. Evans                192,161(5)         266,946         459,107             1.3%
Daniel A. Fronk                 21,676(6)           6,742          28,418              (4)
Michael J. Gasser                6,769              6,742          13,511              (4)
E.W. (Bill) Ingram III           7,369             11,875          19,244              (4)
Cheryl L. Krueger-Horn           4,686              6,742          11,428              (4)
G. Robert Lucas                  8,616(7)           6,742          15,358              (4)
Stewart K. Owens(3)            212,124            262,361         474,485             1.3%
Robert E.H. Rabold               5,382              6,742          12,124              (4)
Donald J. Radkoski(3)           13,864(8)          39,975          53,839              (4)
Roger D. Williams(3)            18,470             42,651          61,121              (4)

All directors and
 executive officers
 as a group
 (14 persons)                  561,149            737,887       1,299,036             3.6%

(1) Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to all of the common shares reflected in the table. All fractional common shares have been rounded to the nearest whole common share.

(2) The percent of class is based on 35,697,189 common shares outstanding on July 12, 2002, and includes the number of common shares that the named person has the right to acquire beneficial ownership of upon the exercise of stock options exercisable within 60 days of July 12, 2002.

(3)  Executive officer of the company named in the summary compensation table.

(4) Represents ownership of less than 1 percent of the outstanding common shares of the company.

(5) Includes 37,226 common shares held by Evans Enterprises, Inc. In his capacity as chairman, chief executive officer and sole shareholder of Evans Enterprises, Inc., Mr. Evans may be deemed to have sole voting and investment power with respect to the common shares held by that corporation. Also includes 200 shares held by his stepchildren.

(6) Includes 5,133 common shares held in the Josephine A. Fronk Trust for which Mr. Fronk serves as trustee and exercises sole voting and investment power.

(7) Includes 3,652 common shares held by Mr. Lucas in a KEOGH plan for the benefit of Mr. Lucas.

(8) Includes 21 common shares held by Mr. Radkoski as custodian for the benefit of his son and 14 common shares held by Mr. Radkoski as custodian for the benefit of his daughter.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The company's directors, executive officers and any persons holding more than 10 percent of the company's outstanding common shares are required to report their initial ownership of common shares and any subsequent changes in their ownership to the SEC. Specific due dates have been established by the SEC, and the company is required to disclose in this proxy statement any failure to file by those dates. Based on its review of (1) Section 16(a) reports filed on behalf of these individuals for their transactions during the company's 2002 fiscal year and (2) documentation received from one or more of these individuals that no annual Form 5 reports were required to be filed for them for the company's 2002 fiscal year, the company believes that all SEC filing requirements were met, except for those listed below.

Larry C. Corbin, a director and an executive officer of the company, failed to timely file a Form 4 for April 2002 reporting 19 transactions related to stock-for-stock option exercises. Mary L. Cusick, an executive officer of the company, failed to timely file a Form 4 for April 2002 reporting two transactions related to a stock-for-stock option exercise. Daniel E. Evans, a director of the company, failed to timely report on a Form 5 the receipt of 974 of the company's common shares as director fees for the 2002 fiscal year, the disposition of 4,850 of the company's common shares through gifts to 20 different recipients, and the acquisition of 50 of the company's common shares as a gift. Daniel A. Fronk, a director of the company, failed to timely report on a Form 5 the receipt of 974 of the company's common shares as director fees for the 2002 fiscal year. Michael J. Gasser, a director of the company, failed to timely file a Form 4 for April 2002 reporting two transactions related to a stock-for-stock option exercise. Mr. Gasser also failed to timely report on a Form 5 the receipt of 974 of the company's common shares as director fees for the 2002 fiscal year. E.W. (Bill) Ingram III, a director of the company, failed to timely report on a Form 5 the receipt of 974 of the company's common shares as director fees for the 2002 fiscal year. Cheryl L. Krueger-Horn, a director of the company, failed to timely report on a Form 5 the receipt of 974 of the company's common shares as director fees for the 2002 fiscal year. G. Robert Lucas, a director of the company, failed to timely report on a Form 5 the receipt of 974 of the company's common shares and a single non-qualified stock option grant for 2,669 of the company's common shares as director fees for the 2002 fiscal year. Robert E.H. Rabold, a director of the company, failed to timely report on a Form 5 the receipt of 974 of the company's common shares as director fees for the 2002 fiscal year. Donald J. Radkoski, an executive officer of the company, failed to timely file a Form 4 for April 2002 reporting two transactions related to a stock-for-stock option exercise.

All transactions that were not timely reported on Forms 4 were subsequently reported on Forms 5 and all transactions that were not timely reported on Forms 5 were subsequently reported on amended Forms 5.

                              ELECTION OF DIRECTORS

There are currently nine members of the board of directors. Based on the bylaws of the company, the directors have been divided into three classes of three directors each. Class I directors currently serve until the annual meeting in 2002, class II directors currently serve until the annual meeting in 2003, and class III directors currently serve until the annual meeting in 2004. At the annual meeting, three class I directors will be elected for three-year terms.

Based on the recommendation of the nominating committee, the board of directors has designated Daniel A. Fronk, Cheryl L. Krueger-Horn and G. Robert Lucas as nominees for election as class I directors of the company for terms expiring in 2005. The common shares represented by the enclosed proxy will be voted as specified, or if no instructions are given, for the board's nominees. The board of directors believes that all of the nominees will be available and able to serve if elected to the board. However, if a nominee is unavailable for election, the persons designated as management proxies will have complete discretion to vote for the remaining nominees, as well as any substitute nominee(s) proposed by the board of directors.

Under Delaware law and the company's bylaws, the three nominees for election as class I directors receiving the greatest number of votes will be elected as class I directors.

The following table shows the nominees for election to the board of directors, the directors of the company whose terms in office will continue after the annual meeting and information about each nominee and continuing director. Unless otherwise indicated, each person has held his or her principal occupation for more than five years.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF ALL NOMINEES LISTED BELOW.

NAME, AGE, POSITION(S) WITH THE COMPANY             PRINCIPAL OCCUPATION FOR PAST
AND YEAR BECAME DIRECTOR;                           FIVE YEARS AND OTHER INFORMATION
---------------------------------------             ----------------------------------
                  NOMINEES - TERMS TO EXPIRE IN 2005 (CLASS I)

Daniel A. Fronk, age 66;                            Retired Senior Executive Vice President and Board
Director since 1981.                                Member since 1997 of The Ohio Company, an
                                                    investment banking firm, Columbus, Ohio.

Cheryl L. Krueger-Horn, age 50;                     President and Chief Executive Officer since 1986
Director since 1993.                                of Cheryl & Co. Inc., a manufacturer and retailer of
                                                    gourmet foods and gifts, Columbus, Ohio.

G. Robert Lucas, age 58;                            Of Counsel Attorney since 2001 of Vorys, Sater,
Director since 1986.                                Seymour and Pease LLP, Attorneys at Law,
                                                    Columbus, Ohio; Executive Vice President,
                                                    General Counsel and Secretary from 1997 to
                                                    2001 of The Scotts Company, a manufacturer
                                                    of lawn and garden products, Marysville,
                                                    Ohio.


         CONTINUING DIRECTORS - TERMS TO EXPIRE IN 2003 (Class II)

Larry C. Corbin, age 60;                            Executive Vice President of Restaurant Division of
Executive Vice President of                         the company since 1995.
Restaurant Division;
Director since 1981.

Stewart K. Owens, age 47;                           Chairman of the Board, Chief Executive Officer,
Chairman of the Board, Chief                        President and Chief Operating Officer since 2001;
Executive Officer, President,                       Chief Executive Officer, President and Chief
and Chief Operating Officer;                        Operating Officer from 2000 to 2001; President
Director since 1987.                                and Chief Operating Officer from 1995 to 2000; in
                                                    each case of the company.

Robert E.H. Rabold, age 63;                         Retired Chairman since 2001; Chairman of the
Director since 1994.                                Board and Chief Executive Officer from 1988 to 2001;
                                                    President from 1986 to 2000; in each case of The
                                                    Motorists Mutual Insurance Co., Columbus, Ohio.


        CONTINUING DIRECTORS - TERMS TO EXPIRE IN 2004 (CLASS III)
Daniel E. Evans, age 65;                            Retired Chairman since 2001; Chairman of the
Director since 1957.                                Board from 2000 to 2001; Chairman of the Board, Chief
                                                    Executive Officer and Secretary from 1971 to
                                                    2000; in each case of the company.

Michael J. Gasser, age 51;                          Chairman of the Board and Chief Executive
Director since 1997.                                Officer since 1994 of Greif Bros.
                                                    Corporation, a manufacturer of shipping
                                                    containers and container board, Delaware,
                                                    Ohio.

E.W. (Bill) Ingram III, age 51;                     President and Chief Executive Officer since
Director since 1998.                                1972 of White Castle System, Inc., a quick-service
                                                    hamburger chain, Columbus, Ohio.

Daniel E. Evans, a director of The Sherwin-Williams Company and National City Corporation, and Michael J. Gasser, a director of Greif Bros. Corporation, are the only directors of the company who are also directors of another company with a class of securities registered pursuant to the Exchange Act or which is otherwise subject to the reporting requirements of the Exchange Act, or any company registered as an investment company under the Investment Company Act of 1940.

            CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the 2002 fiscal year, the company purchased a piece of real property in Brookpark, Ohio, from Hall of Fame Developers Ohio GP, a general partnership in which Howard Berrey, an executive officer of the company at that time, is a general partner, for a purchase price of $675,000. The company acquired the property in the ordinary course of business for the purpose of constructing a restaurant. In the opinion of the company, the terms of the acquisition were no less favorable than the company and its subsidiaries could have obtained in a comparable transaction from an unrelated third party.

Vorys, Sater, Seymour and Pease LLPis general counsel to the company. It rendered legal services to the company during the 2002 fiscal year and continues to do so. G. Robert Lucas, a director of the company, was a partner of Vorys, Sater, Seymour and Pease LLP until 1997 and returned to the firm as an of counsel attorney in October 2001.

                      THE BOARD AND COMMITTEES OF THE BOARD

The board of directors of the company held four meetings during the 2002 fiscal year. During this time, all of the directors attended at least 75 percent of the total number of board meetings and the total number of meetings held by the board committees on which he or she served.

The company's board of directors has standing audit, compensation and nominating committees. The following table indicates the directors who currently serve on these committees and the number of committee meetings held during fiscal 2002. Mr. Ingram replaced Mr. Lucas as a member of the compensation committee on May 7, 2002.

                                    AUDIT       COMPENSATION         NOMINATING
 NAME                             COMMITTEE      COMMITTEE           COMMITTEE
-------------------------------------------------------------------------------
 Larry C. Corbin
-------------------------------------------------------------------------------
 Daniel E. Evans
-------------------------------------------------------------------------------
 Daniel A. Fronk*                     -              -                   -
-------------------------------------------------------------------------------
 Michael J. Gasser*                   C                                  -
-------------------------------------------------------------------------------
 E.W. (Bill) Ingram III*              -              -
-------------------------------------------------------------------------------
 Cheryl L. Krueger-Horn*                             -                   C
-------------------------------------------------------------------------------
 G. Robert Lucas*                     -
-------------------------------------------------------------------------------
 Stewart K. Owens                                                        -
-------------------------------------------------------------------------------
 Robert E.H. Rabold*                  -              C
-------------------------------------------------------------------------------
 Number of committee meetings
 held during fiscal 2002              3              4                   1

-------------------------------------------------------------------------------
* Independent director. Robert E.H. Rabold serves as the lead independent director.
C   committee chairperson
-   committee member

                                NOMINATING COMMITTEE

The nominating committee identifies and recommends to the board of directors nominees for election or re-election to the board of directors of the company.

According to the company's bylaws, nominations of persons for election to the board of directors may be made at a meeting of stockholders by the board of directors of the company or by any stockholder of the company who:
- is a stockholder of record as of the record date for the meeting of stockholders,
-   is entitled to vote for the election of directors at such meeting and
-   complies with the notice procedures below.

Stockholder nominations must be received at the Bob Evans Farms, Inc. corporate office not less than 60 nor more than 90 days prior to the applicable stockholders' meeting. However, if less than 70 days' notice or prior public disclosure of the date of the stockholders' meeting is given to stockholders, a nomination by the stockholder must be received by the company no later than the close of business on the 10th day following when the notice or prior public disclosure of the stockholders' meeting was given.

A stockholder's notice must include:
- information about each person whom the stockholder wants to nominate as required by Regulation 14Aunder the Exchange Act, which includes the person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected,
- the name and address, as they appear on the company's books, of the stockholder giving the notice and
- the class and number of common shares of the company which are beneficially owned by the stockholder giving the notice.

Only director nominations that meet the requirements of section 3.04 of article III of the company's bylaws will be valid.

                        REPORT OF THE AUDIT COMMITTEE OF
                             THE BOARD OF DIRECTORS

The board of directors and the audit committee, which is composed of five outside directors, believe that the audit committee's current member composition satisfies the rule of the National Association of Securities Dealers
(NASD) that governs audit committee composition, including the requirement that audit committee members all be "independent directors" as that term is defined by NASD Rule 4200(a)(15).

In accordance with its written charter adopted by the board of directors, the audit committee assists the board of directors with fulfilling its oversight responsibilities regarding the quality and integrity of the accounting, auditing and financial reporting practices of Bob Evans Farms, Inc. The committee reviewed the audited financial statements in the fiscal 2002 annual report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgements and the clarity of disclosures in the financial statements.

The committee reviewed with the independent auditors (who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles) their judgements as to the quality, not just the acceptability, of the company's accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards (including Statement on Auditing Standards No. 61). In addition, the committee has discussed with the independent auditors the auditors' independence from management and the company, including the matters in the written disclosures required by the Independence Standards Board (including Independence Standards Board Standard No. 1) and considered the compatibility of non-audit services with the auditors' independence.

The committee discussed with the company's internal and independent auditors the overall scope and plans for their respective audits. The committee met with the internal and independent auditors, with and without management present, to discuss:
- the results of their examinations,
- their evaluations of the company's internal controls and
- the overall quality of the company's financial reporting.

AUDIT AND RELATED FEES

Audit Fees: The fees billed by Ernst & Young LLP, the company's independent auditors, for professional services for the audit of the company's annual consolidated financial statements for the 2002 fiscal year and the review of the consolidated financial statements included in the company's quarterly reports on Form 10-Q for the 2002 fiscal year were $137,600.

Financial Information Systems Design and Implementation Fees: There were no fees billed by Ernst & Young LLP to the company for financial information systems design and implementation for the 2002 fiscal year.

All Other Fees: All other Ernst & Young LLP fees totaled $250,400 in fiscal 2002. This included $40,400 for audit-related services and $210,000 for non-audit-related services. Audit-related services were employee benefit plan audits and accounting consultations. Non-audit-related services were tax compliance and tax consulting services. The audit committee determined that the provision of these other services was compatible with maintaining Ernst & Young LLP's independence.

In reliance on the reviews and discussions referred to above, the committee recommended to the board of directors (and the board has approved) that the audited financial statements be included in the annual report on Form 10-K for the fiscal year ended April 26, 2002, for filing with the SEC. The committee and board have also approved the selection of Ernst & Young LLP as the company's independent auditors for the 2003 fiscal year.

Submitted by:  Audit Committee Members
Michael J. Gasser (chairperson), Daniel A. Fronk, E.W. (Bill) Ingram III, G. Robert Lucas and Robert E.H. Rabold

                     REPORT OF THE COMPENSATION COMMITTEE OF
                THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

The compensation committee of the board of directors (for purposes of this report, the "committee") has the responsibility of recommending to the board appropriate salaries, annual bonuses and other compensation for the executive officers of the company. The committee, composed entirely of outside directors, also administers the company's stock option and other long-term incentive plans.

COMPENSATION PHILOSOPHY

The company has identified several key principles upon which compensation practices are based. These principles are as follows:
- Compensation practices should enhance the company's financial performance by aligning the financial interests of the company's executive officers with those of the stockholders.
- Financial rewards should be based on both corporate and individual performance.
-        A majority of the executive officers' compensation should be "at risk."
         By tying a majority of the executives' compensation to the company's financial results, Bob Evans achieves a greater degree of "pay for performance."
- Stock-based compensation should form a significant portion of the at-risk compensation, ensuring that significant awards are received by executive officers only when stockholder value is created.
- Compensation levels are set at competitive levels in the marketplace in order to attract and retain key executives. Generally, the company considers pay levels in relation to those in a peer group of companies in the restaurant and food products businesses.

BASE SALARY

Salaries are targeted to be competitive with those paid to individuals in similar positions at other companies in the company's peer group. In June
2001, the committee met to review the base salaries of the company's executive officers. As a result of this meeting, the committee recommended to the board of directors that the company increase the base salaries of the executive officers named in the summary compensation table, except Mr. Berrey whose compensation and benefits were governed by a separate agreement with the company which expired on July 1, 2002. This recommendation was based upon the committee's assessment of the individual performance of the respective executive officer, the performance of the company and comparative data of peer group companies relating to executive compensation.

BONUSES

The company's overall philosophy with respect to the granting of bonus awards to executive officers is that a significant portion of each executive officer's total compensation should be based on:
- individual performance, including the performance of the individual's business unit, where appropriate, and
-        the company's overall performance.
At the beginning of the 2002 fiscal year, individual performance goals were established for each executive officer, including in some cases, but not limited to, business unit financial results, department budget goals, special project goals and personnel management goals. In addition, goals relating to overall company performance, including net income and earnings per share, were also established. At the end of fiscal 2002, each executive officer (except Mr. Berrey) was evaluated based upon his or her individual performance goals for the year, as well as the goals relating to overall company and business unit performance. Based on these evaluations, initial bonus levels were established for each executive officer and reviewed by management. Management's recommendations were then reviewed by the committee, which made recommendations to the board of directors.

For fiscal 2002, excluding the impact of a gain on a divestiture and disposal of assets, the company's diluted earnings per share increased 27.8 percent, while net income increased 28.7 percent over the previous fiscal year, primarily due to improved operating margins in the restaurant division. This overall performance was significantly above the targets set by the committee for the 2002 fiscal year. Due to these financial results, and in consideration of the individual performance of each executive officer, bonuses were awarded that ranged from 100 percent to 208 percent of the target awards for the executive officers.

CHAIRMAN AND CHIEF EXECUTIVE OFFICER COMPENSATION

As of April 28, 2001, Stewart Owens assumed the role of chairman of the board, along with his position as chief executive officer, president and chief operating officer. As a result of this promotion, the committee voted to increase Mr. Owens' salary to $482,300 for fiscal 2002. This amount is consistent with the lower end of the competitive range for other chief executive officers in the peer group. Future salary increases are subject to the review and discretion of the board.

For fiscal 2002, the committee reviewed the performance of Mr. Owens relative to the goals established at the start of the fiscal year. The company's record financial results, along with an increase in Bob Evans' stock price of approximately 57 percent over the 2001 fiscal year, were well above the average results of the industry. As a result, the committee voted to award Mr. Owens a bonus of $601,910 for the 2002 fiscal year. The committee also granted Mr. Owens options in fiscal 2002 to purchase 174,000 common shares, as a reward for performance and as an incentive for continuing to increase stockholder value. The total value of these actions results in a substantial portion of at-risk compensation for Mr. Owens, consistent with the committee's philosophy.

LONG-TERM INCENTIVES

In addition to the salary and bonus compensation outlined above, the company maintains plans which provide executive officers with additional compensation, including stock options. These plans are briefly described below. Awards under these plans are made under the supervision of the committee and in accordance with the criteria described below.

Stock options are the company's primary long-term incentive vehicle. The company has from time to time implemented various stock option plans for the purpose of providing employees and directors long-term incentive based compensation.
Under the Bob Evans Farms, Inc. First Amended and Restated 1998 Stock Option and Incentive Plan (the "1998 Stock Option Plan"), the committee may grant incentive stock options ("ISOs") to executive officers and other employees. Also, under the 1998 Stock Option Plan, the committee may grant nonqualified stock options ("NQSOs") to executive officers, other employees and directors. All options are granted with an exercise price equal to the fair market value of the company's common shares on the date of grant. If there is no appreciation in the market value of the company's common shares, the ISOs and NQSOs are valueless.

On June 11, 2001, the committee approved the grant of ISOs to certain key employees, including the five executive officers named in the summary compensation table. During the 2002 fiscal year, the company also issued NQSOs to directors and to the five executive officers named in the summary compensation table. The option grant table included in this proxy statement provides information with respect to the options granted to the five executive officers named in the summary compensation table.

The committee authorized a comprehensive review of the existing compensation program by an independent consultant in 1999 and again in 2001. These independent executive compensation analyses revealed that long-term incentive award opportunities were significantly lacking at Bob Evans Farms compared to market practices. Stock options play a crucial role in the retention of top executive talent and in the creation of stockholder/management alignment. Accordingly, increases were made to the option grant levels for fiscal 2001 and 2002, and the committee has recommended an increase in grant levels in order to bring the executive officers' long-term incentive opportunity to par with those prevailing in the marketplace.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

The company maintains a supplemental executive retirement plan which we refer to as the "SERP." The SERP is a "top hat" plan under Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and is not intended to qualify under section 401(a) of the Internal Revenue Code of 1986, as amended (the "code"). The SERP is a defined contribution plan designed to supplement, through annual company contributions, the retirement benefits of its participants. Employees of the company and its subsidiaries are eligible to participate in the SERP only to the extent, and for the period, that they are members of a select group of management or highly compensated employees, as this group is described under sections 201(2), 301(a)(3) and 401(a)(1) of ERISA. Participation in the SERP is at the discretion of the committee.

Under the SERP, an annual company contribution is determined, based upon an actuarially determined "target" benefit for each participant. Generally, this target benefit is equal to:
- 55 percent of a participant's average compensation over the five-consecutive-year period (in the last 10 years of employment prior to age 62) during which such compensation is the highest
    -- less the participant's benefit under the company's qualified retirement plan derived from company contributions and

    -- less 50 percent of the participant's projected Social Security benefit.

Each year, upon determination of the company's contribution, a participant in the SERP may elect to have the amount of such contribution allocated to an account, in his or her name, under the SERP or the participant may elect to receive NQSOs equal in value to the amount of such contribution. If the participant elects to receive NQSOs in lieu of an allocation to his or her account under the SERP, no portion of such contribution shall be credited to any account on behalf of such participant under the SERP. Generally, a participant in the SERP is entitled to receive a distribution of his or her account upon early retirement (age 55 and 10 or more years of service), normal retirement (age 62), or total and permanent disability (as determined by the company). In addition, in the event of a participant's death while employed by the company, the participant's beneficiary will be entitled to a distribution of such account.

BOB EVANS FARMS, INC. AND AFFILIATES 401(K) RETIREMENT PLAN

Each of the company's executive officers participates in the Bob Evans Farms, Inc. and Affiliates 401(k) Retirement Plan (the "401(k) plan"), the company's qualified retirement plan. Following the conclusion of calendar year 2001, the board of directors voted to contribute $3,958,878 to the 401(k) plan. Each participant in the 401(k) plan received a pro rata share of this contribution and a pro rata share of forfeitures reallocated to participants (such pro rata share, in each case, based upon such participant's eligible compensation). In cases where participants made deferrals to the 401(k) plan, the company contributed $0.50 for each $1.00 of deferrals (subject to a limitation of 6 percent of total compensation of each participant making voluntary contributions). Each executive officer had the option of contributing up to 4 percent of his or her compensation (up to a maximum contribution of $6,800) to the 401(k) plan.

EXECUTIVE DEFERRAL PROGRAM

The company maintains an executive deferral program (the "Executive Deferral Program"), which is a "top hat" plan under Title I of ERISA and is not intended to qualify under section 401(a) of the code. The Executive Deferral Program is a defined contribution plan designed primarily to allow its participants to defer a portion of their current compensation in excess of the maximum amount permitted under the applicable provisions of the code with respect to the company's 401(k) plan. Employees of the company and its subsidiaries are eligible to participate in the Executive Deferral Program only to the extent, and for the period, that they are members of a select group of management or highly compensated employees, as this group is described under sections 201(2), 301(a)(3) and 401(a)(1) of ERISA. Participation in the Executive Deferral Program is at the discretion of the committee.

Under the terms of the Executive Deferral Program, a participant may elect to defer up to 25 percent of his or her current compensation otherwise payable during the year by the company and up to 100 percent of his or her bonus. The amount deferred will be credited to an account established on the participant's behalf under the Executive Deferral Program. Also, the company will credit an additional amount to the participants' accounts. This amount is based on par-ticipants' deferrals and is the same as the rate of the company's contribution to the 401(k) plan. Generally, a participant will be eligible to receive a distribution of his or her account at termination of employment or at an earlier date specified by the participant. In addition, in the event of a participant's death while employed by the company, the participant's beneficiary will be entitled to a distribution of such account.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

Section 162(m) of the code places certain restrictions on the amount of compensation in excess of $1,000,000 which may be deducted for each executive officer of the company. It is the committee's policy to continually review its compensation plans and to take steps to ensure that compensation paid to its executive officers is deductible by the company. For fiscal 2002, Mr. Owens' compensation exceeded $1,000,000. The board of directors and the committee are requesting stockholder approval to adopt the Bob Evans Farms, Inc. 2002 Incentive Growth Plan, which would ensure deductibility of compensation exceeding $1,000,000.

CONCLUSION

The committee believes that the compensation program outlined in this report and the compensation paid to the executive officers is consistent with the goals and objectives of the company.

Submitted by:  Compensation Committee Members
Robert E.H. Rabold (chairperson), Daniel A. Fronk, Cheryl L. Krueger-Horn and G. Robert Lucas*

* Mr. Lucas' name appears beneath this report because he served on the compensation committee during the 2002 fiscal year. Mr. Ingram replaced Mr. Lucas as a member of the compensation committee on May 7, 2002.

     COMPENSATION COMMITTEE INTER LOCKS AND INSIDER PARTICIPATION

Vorys, Sater, Seymour and Pease LLPis general counsel to the company. It rendered legal services to the company during the 2002 fiscal year and continues to do so. G. Robert Lucas, a director of the company, was a partner of Vorys, Sater, Seymour and Pease LLP until 1997 and returned to the firm as an of counsel attorney in October 2001. Mr. Lucas served on the company's compensation committee until May 7, 2002.

            COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Summary of Cash and Certain Other Compensation The following table summarizes, for the past three fiscal years, annual and long-term compensation for the company's chief executive officer and the four other most highly compensated executive officers ("named executive officers") of the company.

                                            SUMMARY COMPENSATION TABLE
                                                                                      LONG-TERM
                                                                                    COMPENSATION
                                          ANNUAL COMPENSATION                          AWARDS
                               --------------------------------------    -------------------------------
NAME AND                                                                 SECURITIES
PRINCIPAL                      FISCAL      SALARY                        UNDERLYING         ALL OTHER
POSITION                       YEAR         (1)            BONUS          OPTIONS         COMPENSATION
---------------------------------------------------------------------------------------------------------
Stewart K. Owens:              2002       $496,700       $601,910        174,000(2)       $243,700(3)
Chairman of the Board,         2001       $470,400       $207,708        145,477          $  5,654
Chief Executive Officer,       2000       $389,225       $ 85,247         79,076          $ 47,627
President and Chief
Operating Officer

Larry C. Corbin:               2002       $335,917       $321,357         94,000(2)       $108,870(3)
Executive Vice                 2001       $323,550       $102,706         87,238          $ 93,037
President of                   2000       $311,660       $113,488         56,576          $ 94,044
Restaurant Division

Roger D. Williams:             2002       $307,316       $206,055         79,000(2)       $ 52,595(3)
Executive Vice                 2001       $295,500       $104,623         76,406          $  7,017
President of                   2000       $284,131       $ 42,603         43,750          $ 40,913
Food Products
Division

Donald J. Radkoski:            2002       $283,475       $255,128         60,678(2)       $ 58,918(3)
Chief Financial                2001       $267,430       $ 97,344         51,808          $  7,210
Officer, Treasurer             2000       $257,143       $ 76,217         31,431          $ 15,103
and Secretary

Howard J. Berrey:              2002       $163,834       $ 52,289         38,848(2)       $  8,808(3)
Group Vice                     2001       $242,400       $ 88,816         53,919          $  7,178
President of Real              2000       $228,273       $ 95,737         28,986          $ 68,195
Estate and Construction

(1) "Salary" includes directors' fees received by both Messrs. Owens and Corbin during the 2002, 2001 and 2000 fiscal years in the amounts of $14,400 each year except for $15,400 received by Mr. Owens in 2001.

(2) See the table under "Grants of Options."

(3) Includes company contributions to the 401(k) plan for each of the executive officers listed during the 2002 fiscal year in the amount of $3,400. Also, includes amounts related to deferred compensation programs for Messrs. Owens, Corbin, Williams, Radkoski and Berrey during the 2002 fiscal year of $240,300; $105,470; $49,195; $55,518; and $5,408, respectively.

GRANTS OF OPTIONS

The following table sets forth information concerning individual grants of ISOs and NQSOs made during the 2002 fiscal year to each of the named executive officers.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                          INDIVIDUAL GRANTS                                                     POTENTIAL
                           -----------------------------------------------------                            REALIZABLE VALUE AT
                            NUMBER OF            % OF                                                    ASSUMED ANNUAL RATES OF
                           SECURITIES        TOTAL OPTIONS                                              STOCK PRICE APPRECIATION
                           UNDERLYING         GRANTED TO                                                   FOR OPTION TERM(2)
                            OPTIONS          EMPLOYEES IN     EXERCISE    MARKET   EXPIRATION       -----------------------------
NAME                        GRANTED           FISCAL YEAR    PRICE($/SH) PRICE($/SH)   DATE         0%            5%         10%
----------------------------------------------------------------------------------------------------------------------------------
Stewart K. Owens           174,000(1)           19.1%          17.46        17.46      6/6/11      --     1,910,607   4,841,853
Larry C. Corbin             94,000(1)           10.3%          17.46        17.46      6/6/11      --     1,032,167   2,615,714
Roger D. Williams           79,000(1)            8.7%          17.46        17.46      6/6/11      --       867,460   2,198,312
Donald J. Radkoski          59,000(1)            6.7%          17.46        17.46      6/6/11      --       647,850   1,641,778
                             1,678(3)                           9.50        19.00     4/24/25    15,941      86,799     297,597
Howard J. Berrey            30,000(1)            4.3%          17.46        17.46      6/6/11      --       329,415     834,802
                             8,848(3)                           9.50        19.00    11/13/11    84,056     197,088     375,001

(1) The options consist of both ISOs and NQSOs, which were granted under the 1998 Stock Option and Incentive Plan on June 6, 2001, and become exercisable in three equal annual installments beginning one year from the date of grant. Upon a change in control (as defined in the plan) of the company, these ISOs and NQSOs will become fully exercisable as of the date of the change in control.
    - If a participant's employment or service as a director is terminated for any reason other than disability, death, retirement or for cause, the participant must exercise his or her stock options by the end of the original term of the stock options or 90 days after the date of termination of employment, whichever comes first.
    - If a participant's employment or service as a director is terminated due to disability, the participant must exercise his or her stock options by the end of the original term of the stock options or one year after the termination of employment, whichever comes first.
    - If a participant should die while employed or serving as a director, his or her successor in interest must exercise any stock options held by the participant by the end of the original term of the stock options or one year after the participant's death, whichever comes first.
    - If a participant is terminated for cause, the participant's right to exercise his or her stock options immediately terminates.
    - If a participant retires, the participant must exercise his or her ISOs by the earlier to occur of the end of the original term of the ISOs or 90 days after the date of retirement; provided, however, that if the ISOs are not exercised within 90 days of the date of retirement, they will convert automatically into NQSOs and the participant's right to exercise the ISOs converted into NQSOs will terminate at the end of the original term of the option; and the participant must exercise his or her NQSOs by the end of the term of the NQSOs.

(2) The amounts reflected in this table represent certain assumed rates of appreciation only. Actual realized values, if any, on option exercises will be dependent on the actual appreciation in the price of the common shares of the company over the term of the options. There can be no assurances that the potential realizable values reflected in this table will be achieved.

(3) These are NQSOs granted to fund and settle benefits earned under the SERP. Generally, a participant in the SERP is entitled to receive a distribution of his or her account upon:
    -   early retirement (age 55 and 10 or more years of service),
    -   normal retirement (age 62),
    -   total and permanent disability (as determined by the company) or
    - the occurrence of change in control of the company (subject to the limitation that they be exercised within three months following the change in control or the restrictions on exercisability again apply).

No NQSOs granted under the 1992 Nonqualified Stock Option Plan may be exercised, however, for a period of six months following the date of grant. If the executive officer terminates employment with the company for any reason other than death or retirement, his or her NQSOs will be forfeited unless the compensation committee of the company's board of directors permits the exercise of the NQSOs. The NQSOs expire on the date which is five years after the earlier of the date the executive officer attains age 65 or the date of his or her death. The potential realizable values of the NQSOs assume an expiration date of five years after the executive officer attains age 65.

OPTION EXERCISES AND HOLDINGS

The following table outlines options exercised during the 2002 fiscal year by each of the named executive officers and unexercised options held as of the end of the 2002 fiscal year by such executive officers.

                    AGGREGATE OPTION EXERCISES IN FISCAL2002
                        AND FISCAL YEAR-END OPTION VALUES

                                                           NUMBER OF               VALUE OF UNEXERCISED
                          NUMBER OF                     SECURITIES UNDERLYING          IN-THE-MONEY
                          SECURITIES                   UNEXERCISED OPTIONS AT        OPTIONS AT FISCAL
                          UNDERLYING                     FISCAL YEAR-END            YEAR-END(1)(2)
                           OPTIONS        VALUE      -------------------------   ---------------------------
NAME                      EXERCISED      REALIZED    EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
------------------------------------------------------------------------------------------------------------
Stewart K. Owens               --            --          129,511      308,475    $1,591,444    $4,068,322
Larry C. Corbin             114,625      $1,707,770        1,099      171,016    $   11,225    $2,213,923
Roger D. Williams            48,668      $  533,686       28,068      158,441    $  286,687    $2,154,543
Donald J. Radkoski            9,150      $  140,530       46,867      112,700    $  543,167    $1,524,737
Howard J. Berrey               --            --           49,610       94,888    $  596,097    $1,448,696

(1) All values are shown pretax and are rounded to the nearest whole dollar.

(2) Based on the 2002 fiscal year-end closing price of $29.59 per common share.

                      EQUITY COMPENSATION PLAN INFORMATION

The company has several compensation plans under which it may issue equity securities to its directors, officers and employees in exchange for goods or services:
- the Bob Evans Farms, Inc. First Amended and Restated 1992 Nonqualified Stock Option Plan (the "1992 Stock Option Plan"),
- the Bob Evans Farms, Inc. First Amended and Restated 1993 Long-Term Incentive Plan for Managers (the "1993 LTIP"),
- Bob Evans Farms, Inc. First Amended and Restated 1994 Long-Term Incentive Plan (the "1994 LTIP"), and
- the Bob Evans Farms, Inc. First Amended and Restated 1998 Stock Option and Incentive Plan (the "1998 Stock Option Plan").

In addition, there are outstanding stock options that were issued under the Bob Evans Farms, Inc. 1989 Stock Option Plan for Nonemployee Directors (the "1989 Stock Option Plan") and the Bob Evans Farms, Inc. 1991 Incentive Stock Option Plan (the "1991 Stock Option Plan"). The company cannot grant additional awards under the 1989 Stock Option Plan or the 1991 Stock Option Plan. Each of the previously mentioned plans has been approved by the company's stockholders.

The following table shows, as of April 26, 2002, the number of common shares issuable upon exercise of outstanding stock options, the weighted average exercise price of those stock options and the number of common shares remaining for future issuance under the plans, excluding shares issuable upon exercise of outstanding stock options.

-------------------------------------------------------------------------------------------------------------
                                    (a)                       (b)                      (c)
-------------------------------------------------------------------------------------------------------------
                                                                                    Number of securities
                                                                                   remaining available for
                            Number of securities                                     future issuance under
                             to be issued upon          Weighted-average              equity compensation
                                exercise of               exercise price of             plans (excluding
                            outstanding options,        outstanding options,               securities
Plan Category               warrants and rights         warrants and rights         reflected in column (a))
-------------               -------------------         -------------------         ------------------------
-------------------------------------------------------------------------------------------------------------
Equity compensation            2,463,567(1)                   $16.11                     3,376,636(2)
plans approved by
security holders
-------------------------------------------------------------------------------------------------------------

Equity compensation
plans not approved by              N/A                         N/A                          N/A
security holders
-------------------------------------------------------------------------------------------------------------

Total                          2,463,567(1)                   $16.11                     3,376,636(2)
-------------------------------------------------------------------------------------------------------------

(1)  Includes:
    - 6,273 common shares issuable upon exercise of options granted under the 1989 Stock Option Plan,
    - 19,693 common shares issuable upon exercise of options granted under the 1991 Stock Option Plan,
    - 362,455 common shares issuable upon exercise of options granted under the 1992 Stock Option Plan,
    - 288,282 common shares issuable upon exercise of options granted under the 1994 LTIP and
    - 1,786,864 common shares issuable upon exercise of options granted under the 1998 Stock Option Plan.

(2)  Includes:
    - 102,788 common shares remaining available for issuance under the 1992 Stock Option Plan,
    -   282,368 common shares remaining available for issuance under the 1993
        LTIP,
    - 90,957 common shares remaining available for issuance under the 1994 LTIP and
    - 2,900,523 common shares remaining available for issuance under the 1998 Stock Option Plan.
    The 1993 LTIP authorizes the grant of performance awards if the company's actual performance level (i.e., the amount by which the company's consolidated net income for the fiscal year exceeds the company's consolidated net income for the immediately preceding fiscal year) exceeds a threshold performance level established by the compensation committee for that fiscal year. Each performance award is equal to a percentage of the participant's compensation, not in excess of 8 percent, determined through a formula described in the 1993 LTIP. The dollar amount of each participant's performance award is converted into a number of common shares based on the fair market value of a common share as of the close of business on the last day of the applicable fiscal year. If the participant has not satisfied the vesting requirements described in the 1993 LTIP, the common shares issued will be restricted and subject to forfeiture. The 1994 LTIP authorizes the award of performance share awards in addition to stock options. Performance share awards will be paid in cash, common shares or a combination of cash and common shares if the company's performance (or the performance of any subsidiary selected by the compensation commit-

    tee) meets certain goals established by the compensation committee. In addition to establishing performance goals, the compensation committee will determine the length of a performance period, the maximum value of a performance share award and the minimum performance required before a payment will be made. The 1994 LTIP does not allocate a specific portion of the common shares available for issuance under the plan to the award of stock options or performance share awards. As of April 26, 2002, no performance share awards had been issued under the 1994 LTIP. The 1998 Stock Option Plan authorizes the award of performance share awards and restricted stock in addition to stock options. The performance share awards authorized under the 1998 Stock Option Plan have the same terms as the performance share awards described above with respect to the 1994 LTIP. Awards of restricted stock consist of awards of common shares that may be subject to forfeiture, restrictions on transfer and other specified conditions as determined by the compensation committee. Participants are not required to pay for the common shares covered by the restricted stock award, except as otherwise provided by applicable law.

CHANGE IN CONTROL AND SEVERANCE ARRANGEMENTS

Effective May 1, 2002, the company entered into agreements with each of the executive officers listed in the Summary Compensation Table, except Mr. Berrey whose employment with the company ended on July 1, 2002. These agreements superceded and replaced the agreements that the company had previously entered into with these executive officers. The new agreements are substantially identical, except as noted below, and provide the executive officers with severance benefits if their employment is terminated under certain circumstances related to a "change in control" (as defined in the agreements) of the company.

TERMINATION BY THE COMPANY WITHOUT CAUSE

Each agreement provides that the company may terminate the executive officer without cause effective as of a date specified by the company. If the termination date specified by the company falls within the period beginning six months before and ending 36 months after a change in control, the company must continue to pay the executive officer's compensation and benefits through the date of termination. In addition, the company must pay the executive officer an amount we refer to as the "Severance Payment," which is equal to the sum of:
    - the value of the executive officer's unused vacation and compensation days,
    - 2.99 times the executive officer's average annual taxable compensation for the five fiscal years ending before the change in control,
    - a prorated portion of the executive officer's average cash bonus for the three fiscal years ending before the date his or her employment is terminated and
    - any other change in control benefit the executive officer is entitled to receive under any other plan, program or agreement with the company or any of its subsidiaries.
The company will also continue health and life insurance and other employee welfare benefit plans for the executive officer and his or her family for a period of 36 months following the employment termination date.

TERMINATION BY THE EXECUTIVE OFFICER FOR GOOD REASON

Each agreement provides that the executive officer may terminate his or her employment for "good reason" effective as of a date specified by the executive officer. The executive officer will have "good reason" to terminate his or her employment if, among other things, the company does any of the following without his or her consent at any time after a change in control:
    -   breaches the agreement,
    - reduces the executive officer's title, duties, responsibilities or status,
    - assigns duties to the executive officer that are inconsistent with the executive officer's position,
    - reduces the executive officer's total cash compensation by 10 percent or more,
    - requires the executive officer to relocate to an office more than 50 miles away from his or her current office or
    - fails to continue or adversely modifies any material fringe benefit, compensation, retirement or insurance plan in which the executive officer participated before the change in control.

If the employment termination date specified by the executive officer falls within the period beginning six months before and ending 36 months after the change in control and the executive officer has "good reason" for terminating his or her employment, the company must:
    - pay the executive officer's compensation and benefits through the date of termination,
    -   pay the executive officer the Severance Payment and
    - continue health and life insurance and other employee welfare benefit plans for the executive officer and his or her family for a period of 36 months following the employment termination date.

DISABILITY

If the executive officer becomes disabled (as defined in the agreement), the company may terminate the executive officer's employment effective as of a date specified by the company. If the executive officer does not return to work full-time before the specified date, and the specified date falls within the 36-month period following a change in control, the executive officer's employment and the agreement will terminate effective as of that date and the executive officer will receive a lump sum payment equal to the Severance Payment less:
    -   one-half of the Social Security disability benefit payable,
    - the amount by which the executive officer's company-funded benefit under any retirement or deferred compensation plan is enhanced because of the disability and
    - the value of any company-funded disability income or other benefits the executive officer is entitled to receive under any disability plan or program.

The company will continue to pay the executive officer's compensation and benefits through the date of termination and will continue health and life insurance and other employee welfare benefit plans for the executive officer and his or her family for a period of 36 months following the employment termination date.

If the company fails to notify the executive officer within 30 days after the date his or her disability began that his or her employment is going to be terminated, the executive officer may terminate his or her employment. In this event, the executive officer will be entitled to the same benefits and payments described above.

DEATH, TERMINATION FOR CAUSE AND RETIREMENT

Each agreement provides that it will terminate and no amounts will be paid to the executive officer if:
    -   the executive dies,
    - the company terminates the executive officer's employment "for cause" (which is defined to include the executive officer's breach of the agreement, willful refusal to perform assigned duties and gross misconduct) or
    - the executive officer retires after attaining the normal or mandatory retirement age specified in the company's retirement policy or any individual retirement agreement between the executive officer and the company.

EFFECT OF SECTION 280G OF THE INTERNAL REVENUE CODE

If any portion of the payments and benefits provided for in an agreement would be considered "excess parachute payments" under section 280G(b)(1) of the Internal Revenue Code and subject to excise tax, the company will either make tax reimbursement payments to the executive officer or reduce the executive officer's payments to an amount which is $1.00 less than the amount that would be an "excess parachute payment." The company will select the alternative that provides the executive officer with a greater after-tax amount. Notwithstanding the foregoing, if any portion of the payments and benefits provided for in Mr. Owens' agreement (or any other agreement between the company and Mr. Owens) would be considered an "excess parachute payment," the company will pay Mr. Owens an additional amount which, after deduction of any income, withholding and excise tax thereon, equals the excise tax.

TERM AND TERMINATION

Each agreement has a one-year term that is automatically extended for one-year periods unless the agreement is otherwise terminated. An agreement may be terminated if, among other things, the company notifies the executive officer (no later than the February 28 preceding the end of the term) that it does not want to continue the agreement, provided that the company cannot give such notice during the 36-month period following a change in control or at any time after the company learns that activities have begun which would result in a change in control if completed.

COMPENSATION OF DIRECTORS

The 1998 Directors Compensation Plan was replaced with a new Compensation Program for Directors which became effective May 7, 2002. Each plan provides that all directors who are employees of the company receive a monthly director fee of $1,200 in cash. All nonemployee directors receive a monthly director fee of $1,250 in cash. In addition, each director who serves on the audit or compensation committees receives a fee of $1,250 for each committee meeting attended, unless the director is the chairperson of the committee, in which case the director receives a fee of $2,000 for each committee meeting attended. Each director who serves on the nominating committee receives a fee of $750 for each committee meeting attended, unless the director is the chairperson of the committee, in which case the director receives a fee of $1,000 for each committee meeting attended.

The 1998 Directors Compensation Plan and the new Compensation Program for Directors also provide that each nonemployee director annually receives common shares of the company with a value equal to $17,000. The number of common shares issued to the nonemployee directors each year is based on the price of the company's common shares on the third business day following the release of fiscal year-end earnings. These common shares are awarded out of the 1998 Stock Option and Incentive Plan.

The 1998 Directors Compensation Plan and the new Compensation Program for Directors provide for the award of NQSOs annually on the third business day following the release of fiscal year-end earnings. The NQSOs are awarded out of the 1998 Stock Option and Incentive Plan following compensation committee approval. The number of NQSOs granted to each nonemployee director is based upon the amount of the nonemployee director's annual retainer (excluding any fees received for attending committee meetings) and the application of the Black-Scholes option pricing model. The Black-Scholes option pricing model is a mathematical formula designed to price options "fairly" based upon certain variables including: (i) the price of the underlying shares, (ii) the exercise price of the option, (iii) the current riskfree interest rate, (iv) the time to expiration of the option and (v) the volatility of the underlying shares. The first four variables are readily obtainable, with volatility being the only variable that has to be estimated. The company estimates the volatility of the underlying shares based upon the historical volatility of the company's common shares.

The compensation committee, with the approval of the board of directors of the company, may amend or terminate the Directors Compensation Program at any time without the approval of the stockholders of the company.

Pursuant to the terms of the 1998 Directors Compensation Plan and the new Compensation Program for Directors, the company will continue to maintain a life insurance policy with a death benefit of $50,000 on behalf of each director of the company. In addition, group health care is available to nonemployee directors.

                                PERFORMANCE GRAPH

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

The following line graph compares the yearly percentage change in the company's cumulative total stockholder return (as measured by dividing (i) the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the price of the company's common shares at the end and the beginning of the measurement period; by (ii) the difference between the price of the common shares at the beginning and the end of the measurement period) against the cumulative total return of the Standard & Poor's 500 Stock Index ("S&P 500") and the weighted average of the Nasdaq Restaurants and Food Manufacturers Indices (restaurants are weighted 70 percent and food manufacturers 30 percent) for the five-year period ended April 26, 2002.

                     TOTAL CUMULATIVE SHAREHOLDER RETURN FOR
                     FIVE-YEAR PERIOD ENDING APRIL 26, 2002

                                     [GRAPH]

                       CUMULATIVE VALUE OF $100 INVESTMENT

                                 1997         1998         1999         2000          2001         2002
Nasdaq Restaurant/
 Food Mfg. Peer Group          $100.00      $118.04       $97.38       $86.97       $117.68       $178.42
S&P500                         $100.00      $147.60      $180.50      $199.30       $174.10       $151.60
Bob Evans Farms, Inc.          $100.00      $157.20      $144.50      $105.40       $155.40       $248.20

          APPROVAL OF BOB EVANS FARMS, INC. 2002 INCENTIVE GROWTH PLAN

The board of directors proposes that the stockholders approve the adoption of the Bob Evans Farms, Inc. 2002 Incentive Growth Plan (the "plan"). Set forth below is a summary of the plan, which is qualified in its entirety by reference to the plan in the form attached as Appendix I.

PURPOSE

The purpose of the plan is to foster and promote the company's long-term financial success and to increase stockholder value by:
    - providing participants in the plan an opportunity to earn incentive compensation if specified objectives are met and
    - enabling the company to attract and retain the services of outstanding persons upon whose judgment, interest and dedication the successful conduct of the company's business is largely dependent.

The plan provides for the award of target bonuses for plan participants. Pursuant to the plan, a participant must satisfy specified performance criteria over the course of a performance cycle in order to receive some or all of the designated target bonus.

The plan is designed to take into account Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)"). Section 162(m) governs the corporate tax deductibility of annual compensation exceeding $1.0 million paid to the chief executive officer and the four other most highly compensated executive officers of a public company. Corporate tax deductions for certain types of compensation, including performance-based compensation, are generally allowed. The plan is being submitted to the stockholders for approval at the 2002 annual meeting in an effort to ensure that the compensation payable under the plan will be deductible as performance-based compensation. By approving the plan, the stockholders will also be approving, among other things, the performance measures, eligibility requirements and limits on the awards that may be made pursuant to the plan.

RELATIONSHIP WITH CHANGE IN CONTROL AGREEMENTS

If a plan participant has entered into a separate change in control agreement with the company, any target bonus payable to a participant under the plan will be deemed to be a bonus for purposes of his or her change in control agreement, and any target bonus that is payable subject to a change in control agreement will be treated as having been paid through and subject to his or her change in control agreement. If any term, condition or feature of the plan relates to an item that is also dealt with in a participant's change in control agreement, the term, condition or feature which provides the participant with the greater benefit will apply. The change in control agreements entered into by the company and its executive officers are described generally in this proxy statement under the caption "Compensation of Executive Officers and Directors -- Change in Control and Severance Arrangements."

ADMINISTRATION

The plan will be administered by the compensation committee of the board of directors. Each compensation committee member will be an "outside director" within the meaning of Section 162(m). The compensation committee will have the authority to:
- prescribe, amend and rescind rules and regulations relating to the plan,
- provide for conditions deemed necessary or advisable to protect the interests of the company and
- interpret the plan and supply any missing terms needed to administer the plan.

The compensation committee also will have the authority to determine the performance cycle, the amount of each target bonus that may be awarded to a participant under the plan and the performance criteria that the participant must satisfy in order to receive some or all of that bonus. All decisions made by the compensation committee will be final and binding.

ELIGIBILITY

Only those employees whose compensation is subject to limitation under Section 162(m) as of the last day of any calendar year ending with or within any performance cycle are eligible to participate in the plan. It is anticipated that Stewart K. Owens, chairman of the board, chief executive officer, president and chief operating officer of the company, will be the only eligible officer during the 2003 fiscal year.

The compensation committee will send each of the eligible officers a participation agreement specifying the conditions that must be met if the participant is to receive a bonus at the end of a designated performance cycle and the basis upon which the amount will be calculated. Each eligible officer may become a participant in the plan only if he or she returns to the compensation committee a signed participation agreement within 60 days of receiving it from the compensation committee.

PERFORMANCE CRITERIA

The compensation committee is responsible for establishing for each plan participant (1) the performance cycle, (2) a target bonus and (3) the performance criteria used to determine the portion of the target bonus that the participant will receive at the end of any given performance cycle under the plan. In establishing each participant's performance criteria, the compensation committee will consider the relevance of each participant's assigned duties and responsibilities to factors that preserve and increase the company's value. These factors will include:
- gross revenues, either throughout the company or within any specified division or geographic area,
- net income, either throughout the company or within any specified division or geographic area,
-   earnings per common share,
-   new products and lines of revenue,
- customer satisfaction, either throughout the company or within any specified division or geographic area,
-   market share,
- developing and managing relationships with regulatory and other governmental agencies,
- managing claims against the company or any of its subsidiaries, including litigation,
- the company's book value or the book value of any designated subsidiary or division,
-   the trading value of the company's common shares,
- completion of assigned corporate transactions, such as mergers, acquisitions or divestitures and
-   controlling expenses.

At the end of each performance cycle, the compensation committee will certify to the board of directors the extent to which each participant has or has not met his or her performance criteria and the portion, if any, of the target bonus that is to be paid to each participant.

The compensation committee will make appropriate adjustments to reflect:
- any substantive change in a participant's job description or assigned duties and responsibilities and/or
- the effect on any performance criteria of any stock dividend or stock split, recapitalization, merger, consolidation, combination, spin-off, distribution of assets to stockholders, exchange of shares or similar corporate change.
The compensation committee will make the adjustment to the extent the performance criteria are based on common shares, as of the effective date of the event, and for the performance cycle in which the event occurs. The compensation committee will make a similar adjustment to any portion of the performance criteria that is not based on common shares, but which is affected by an event having an effect similar to those previously described.

The compensation committee will establish performance criteria and communicate them in writing to each affected participant in a participation agreement, no later than the earlier of:
-   90 days after the beginning of the applicable performance cycle or
-   the expiration of 25 percent of the applicable performance cycle.

TERMINATION OF EMPLOYMENT DURING PERFORMANCE CYCLE

Subject to any change in control agreement or other contrary agreement between the company and a participant, a participant who terminates employment before the end of a performance cycle (other than due to retirement, death, disability or voluntarily for "good reason" (as defined in the plan)) or is terminated by the company for "cause" (as defined by the plan) will forfeit all right to receive any amount under the plan. In all cases, however, the participant will receive any amounts earned during any performance cycle that ended before his or her termination. Except as otherwise provided in a participant's change in control agreement, a participant who retires, dies, becomes disabled, terminates voluntarily for "good reason" or is terminated by the company without cause during a performance cycle will receive a prorated distribution at the end of the performance cycle during which he or she retired, died, became disabled, terminated voluntarily for good reason or was terminated by the company without cause, but only if the performance criteria for that performance cycle are met. This amount will be calculated in accordance with the proration formula set forth in the plan.

CHANGE IN CONTROL

If, within 36 months of a change in control (as defined in the plan) of the company:
- with respect to all participants, the plan is terminated and not replaced with a similar program providing comparable benefits and features or
- with respect to a participant who has entered into a separate change in control agreement, an event occurs which obligates the company to make a payment to the participant pursuant to the terms of the change in control agreement, the company will distribute to the affected plan participant his or her target bonus for the year in which the triggering event occurred. The company will make the distribution within 30 days after the event which triggers payment of the performance bonus whether or not the performance criteria for that period have been met and whether or not the pending performance cycle has been completed.

If, however, the sum of all payments made upon a change in control as described in the plan, and those provided under all other plans, programs or agreements between the participant and the company and its subsidiaries, constitutes an "excess parachute payment," then the company will, subject to any contrary agreement between the company and the participant, either (1) reimburse the participant for the specified amount owed as excise tax, as described in the plan, or (2) reduce the amount paid to the participant under the plan so that the participant's total payment would be $1.00 less than the amount that would be considered an "excess parachute payment." The company will use the procedure which provides the affected participant with the greatest after-tax benefit. Notwithstanding the foregoing, if any portion of the payments and benefits provided to Mr. Owens would be considered an "excess parachute payment," the company will pay Mr. Owens an additional amount which, after deduction of any income, withholding and excise tax thereon, equals the excise tax.

FORM AND TIME OF DISTRIBUTION

In general, the company will distribute all amounts under the plan in a single lump sum cash payment no later than 90 days after the end of the applicable performance cycle. Each participant, however, may direct the company to defer all or any portion of a distribution by electing to have that amount credited to the participant's account under any nonqualified deferred compensation plan maintained by the company and designated by the compensation committee and having that amount distributed under the terms of that plan. The participant must make this election in his or her participation agreement that relates to the performance cycle during which the deferred amount may be earned. Once filed, the election is irrevocable. Before distributing any amount under the plan (other than a deferral to a nonqualified plan), the company will withhold an amount sufficient to satisfy federal, state and local income and employment tax withholding requirements imposed on the amount of any distribution under the plan. Plan amounts deferred to a nonqualified plan will be taxed to the plan participant (and deductible by the company), when they are distributed from the nonqualified plan. Before distributing amounts from the nonqualified plan, the company will withhold an amount sufficient to satisfy federal, state and local income and employment tax withholding requirements imposed on the distribution.

AMENDMENT AND TERMINATION

Subject to any contrary agreement between the company and the participant, the board of directors and the compensation committee each have authority to terminate, suspend or amend the plan at any time without stockholder approval, except to the extent approval is required under applicable requirements of the Internal Revenue Code or any securities exchange on which the company's securities are listed. In addition, no plan amendment may, without the consent of the affected participant, adversely affect the participant's ability to earn any target bonus for which performance criteria were established before the amendment, modification or termination of the plan.

TRANSFERABILITY

Except for a deferral to a nonqualified plan maintained by the company (as described above), plan participants generally may not transfer, alienate, pledge, hypothecate or otherwise assign their rights to receive a distribution under the plan to any other person, and any attempt to do so will be void. The plan, however, does permit a participant to designate one or more beneficiaries to whom the company will pay any amount under the plan upon the death of the participant. In the absence of a beneficiary designation, the company will pay amounts remaining unpaid on the participant's death to the deceased participant's surviving spouse, if any, or otherwise to the participant's estate.

NEW PLAN BENEFITS

Pursuant to the plan, the company may not pay a bonus that is larger than $2,000,000 for any performance cycle.

The exact amount of the benefits or amounts, if any, that will be allocated to or received by the company's eligible officers is at the discretion of the compensation committee and dependent upon the future performance of the company, and therefore cannot be determined at this time. However, the annual cash bonuses paid to the executive officers of the company for the 2002 fiscal year and for the two prior fiscal years are set forth in the bonus column of the Summary Compensation Table of this proxy statement. In addition, information concerning the total number of common shares subject to options, warrants and rights issued by the company pursuant to its equity compensation plans, and the number of common shares remaining available for issuance pursuant to those plans, is set forth in the table titled "Equity Compensation Plan Information."

RECOMMENDATION AND VOTE

ADOPTION OF THE PLAN REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK PRESENT IN PERSON OR BY PROXY AND ENTITLED TO VOTE ON THE ADOPTION OF THE PLAN. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO APPROVE THE ADOPTION OF THE PLAN.

                      PROXY STATEMENT STOCKHOLDER PROPOSALS

Each year the board of directors submits its nominations for election of directors at the annual meeting of stockholders. Other proposals may be submitted by the board of directors or stockholders for inclusion in the proxy statement for action at each year's annual meeting. Any proposal submitted by a stockholder for inclusion in the proxy statement for the fiscal 2003 annual meeting, presently scheduled for Sept. 8, 2003, must be received by the company on or before April 3, 2003. A stockholder proposal received after April 3, 2003, but on or before June 17, 2003, will not be included in the proxy materials, but may be presented at the 2003 annual meeting. The individuals named as proxies for the

2003 annual meeting will be entitled to use their discretionary voting authority for proposals received after June 23, 2003, without any discussion of the matter in the company's proxy materials.

The following stockholder proposal, presented here exactly as it was given to the company, has been submitted for inclusion in the 2002 proxy statement. The board of directors of the company recommends that stockholders vote "AGAINST" the following stockholder proposal.

                  STOCKHOLDER PROPOSAL REGARDING ELIMINATION OF
                  STOCK OPTIONS, BONUSES AND RESTRICTED SHARES

E. Kay Mitchell, 2855 Lander Road, Pepper Pike, Ohio 44124, claiming ownership for more than one (1) year of common shares of the company with a market value in excess of $2,000 and that she will continue to hold the same through the date of the annual meeting, has submitted the following resolution and supporting statement for inclusion in this proxy statement and stated her intention to present same at the annual meeting.

          STOCK OPTION - BONUS - RESTRICTED SHARE RESOLUTION

Resolved "that as soon as practicable, and in conformity with contractual obligations, that the board of directors will take under consideration that all members of top corporate management listed in the proxy Statement as the companies chief executive officer and the other four most highly compensated executive officers no longer be remunerated with stock options, bonuses, or restricted shares.

                           SUPPORTING STATEMENT

The major rationale for offering stock options and bonuses to management is that they provide a major incentive for management to insure corporate profitability. These forms of management compensation are designed as rewards for achievement in corporate profitability and long-term growth. I believe that in many instances bonuses, options, and restricted shares are given for corporate performances, which range poor, to mediocre, to adequate profitability.

However, the essential thrust of this resolution is that those members of management that hold a significant share of company assets should not require additional monetary Incentives as motivators to insure corporate profitability. Any reasonable individual would understand that growth and corporate profitability would directly accrue to the shareholders including the executives indicated in the resolution above. How many more motivators do they require?

In my opinion these unnecessary incentives become a raid on corporate assets and hardly meet the standards of reasonableness and fairness. I believe that compensation of this type is hardly a rationale for inducing higher levels of performance of management.

I believe those members of management who are supremely confident in their abilities to Expand corporate profitability and desire greater shares in its success are always free to buy stock on the open market, taking the same risks as the common shareholder.

------------------------------------------------------------------------------

            RESPONSE OF THE BOB EVANS FARMS, INC. BOARD OF DIRECTORS

          YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "AGAINST"
                  THE ABOVE PROPOSAL FOR THE FOLLOWING REASONS:

The board strongly believes that implementation of the proposal described above would not be in the best interests of the stockholders of the company for the following reasons:

- The company's executive compensation program must be competitive, allowing the company to attract and retain talented, experienced executives to lead the company in the competitive environment in which it operates. The elimination of stock options and bonuses would jeopardize this goal.
- Bonuses and long-term incentives such as stock options align the financial interests of the company's executive officers with those of its stockholders by tying the compensation received to the performance of the company and the value of the company's common stock. For example, with a typical stock option, the share price of the company's common stock must increase for the stock option to have any value at all.
- An alternative compensation program likely would result in a greater cost to the company because it would require a higher level of cash compensation to replace the current levels of performance-based incentive compensation.
In summary, the board of directors strongly believes that the company and its stockholders are best served by an executive compensation program that includes performance-based bonuses and long-term incentive compensation components that are directly tied to the performance of the company and the value of the company's common stock. Even if this resolution is approved by the stockholders, as a matter of law it will not be binding on the board of directors, and the board will still be required to consider whether a change in the present system of compensating executive officers is in the best interests of the company.

         APPROVAL OF THIS STOCKHOLDER PROPOSAL REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK PRESENT IN PERSON OR BY PROXY AND ENTITLED TO VOTE ON THE STOCKHOLDER PROPOSAL. UNLESS OTHERWISE DIRECTED, THE PERSONS NAMED IN THE ENCLOSED PROXY WILL VOTE THE COMMON SHARES REPRESENTED BY ALL PROXIES RECEIVED PRIOR TO THE ANNUAL MEETING, AND NOT PROPERLY REVOKED, EXCLUDING BROKER NON-VOTES, AGAINST THIS STOCKHOLDER PROPOSAL.

                   INFORMATION CONCERNING INDEPENDENT AUDITORS

Ernst & Young LLP, which has served as independent auditors for the company since 1980, has been selected by the company to serve in that capacity for fiscal 2003. Representatives of Ernst & Young LLP are expected to be present at the annual meeting, will be given the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                  REPORTS TO BE PRESENTED AT THE ANNUAL MEETING

The company's annual report for the fiscal year ended April 26, 2002, which contains financial statements for such fiscal year and the signed report of Ernst & Young LLP, independent auditors, with respect to such financial statements, will be presented at the annual meeting. The annual report is not to be regarded as proxy soliciting material, and management of the company does not intend to ask, suggest or solicit any action from the stockholders with respect to such report.

                                OTHER MATTERS

As of the date of this proxy statement, the only business which management intends to present at the annual meeting consists of the matters set forth in this proxy statement. Management knows of no other matters to be brought before the annual meeting by any other person or group. If any other matters should properly come before the annual meeting, or any adjournment(s) thereof, the proxy holders will vote thereon in their discretion, in accordance with their best judgement in light of the conditions then prevailing. All proxies received duly executed and not properly revoked will be voted.

You are requested to vote by either calling (800) 690-6903; visiting the proxyvote.com Web site as indicated on the proxy card; or signing and dating the enclosed proxy card and mailing it promptly in the enclosed envelope. If you later desire to vote in person, you may revoke your proxy, either by written notice delivered to the company or in person at the annual meeting.

                                         By Order of the
                                         Board of Directors,

                                         /s/ Stewart K. Owens

                                         Stewart K. Owens
                                         Chairman of the Board and
                                         Chief Executive Officer

                                   APPENDIX I

                              BOB EVANS FARMS, INC.
                           2002 INCENTIVE GROWTH PLAN





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

                            BOB EVANS FARMS, INC.

                         2002 INCENTIVE GROWTH PLAN

                                  SECTION l.00

                                    PURPOSE

This Plan is intended to foster and promote the Company's long-term financial success and to increase stockholder value by [1] providing Participants an opportunity to earn incentive compensation if specified objectives are met and [2] enabling the Company to attract and retain the services of outstanding persons upon whose judgment, interest and dedication the successful conduct of the Company's business is largely dependent.

                                  SECTION 2.00

                                  DEFINITIONS

When used in this Plan, the following terms will have the meanings given to them in this section unless another meaning is expressly provided elsewhere in this document. When applying these definitions, the form of any term or word will include any of its other forms.

ACT. The Securities Exchange Act of 1934, as amended.

BOARD. The Company's Board of Directors.

CAUSE.

         [1] With respect to a Participant who is a party to a Change in Control
             Agreement, "Cause" as defined in (and subject to the terms of) that Participant's Change in Control Agreement; or

         [2] With respect to all Participants, a Participant's [a] willful and continued refusal to substantially perform assigned duties (other than any refusal resulting from in capacity due to physical or mental illness), [b] willful engagement in gross misconduct materially and demonstrably injurious to the Company or any Related Entity or [c] breach of any material agreement between the Participant and the Company or any Related Entity. However, [d] Cause will not arise [i] solely because the Participant is absent from active employment during periods of vacation, consistent with the Company's applicable vacation policy, or other period of absence initiated by the Participant and approved by the Employer or [ii] due to any event that constitutes Good Reason.

CODE. The Internal Revenue Code of 1986, as amended.

CHANGE IN CONTROL.

         [1] With respect to a Participant who is a party to a Change in Control
             Agreement, a "change in control" as defined in (and subject to the terms of) that Participant's Change in Control Agreement; or

         [2] With respect to all Participants, approval by the Company's stockholders of a definitive agreement [a] to merge or consolidate the Company with or into another corporation in which the Company is not the continuing or surviving corporation or pursuant to which any Common Shares would be converted into cash,



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
            securities or other property of another corporation, other than a merger of the Company in which holders of Common Shares immediately before the merger have the same proportionate ownership of shares of the surviving corporation immediately after the merger as immediately before or [b] within a 12-consecutive calendar month period, to sell or otherwise dispose of 50 percent or more of the book value of the combined assets of the Company and all Subsidiaries.

        [3] For purposes of this definition, "book value" will be established on the basis of the latest consolidated financial statement the Company filed with the Securities and Exchange Commission before the date any 12-consecutive calendar month measurement period began.

CHANGE IN CONTROL AGREEMENT. Any individual agreement between the Company and a Participant describing the effect of a Change in Control on that Participant.

COMMITTEE. The Board's Compensation Committee.

COMMON SHARES. The Company's shares of common stock or any security issued in substitution, exchange or in place of the Company's common stock.

COMPANY. Bob Evans Farms, Inc., a Delaware corporation, and any successor to it.

DISABILITY.

        [1] With respect to a Participant who is a party to a Change in Control
            Agreement, a "disability" as defined in (and subject to the terms of) the Participant's Change in Control Agreement, if any; or

        [2] With respect all Participants, a Participant's inability due to illness accident or otherwise to perform his duties for the period of time during which benefits are payable to the Participant under the Company's Short-Term Disability Plan, as determined by an independent physician selected by the Committee and reasonably acceptable to the Participant (or to his or her legal representative), provided that the Participant does not return to work on a substantially full-time basis within 30 days after the Company notifies the Participant that his employment is being terminated because of his or her Disability.

GOOD REASON.

        [1] With respect to a Participant who is a party to a Change in Control
            Agreement, "Good Reason" as defined in (and subject to the terms of) the Participant's Change in Control Agreement; or

        [2] With respect to all Participants, any of the following to which the Participant has not consented in writing and which has not been cured by the Company (or accepted by the Participant) within 30 days after the Participant notifies the Company, in writing, that he or she believes Good Reason has arisen:

            [a] Any material breach of this Plan of any nature whatsoever by or in behalf of the Company or any Related Entity;

            [b] A reduction in the Participant's title, duties, responsibilities or status, as compared to either [i] the Participant's title, duties, responsibilities or status immediately before the date he or she becomes a Participant or [ii] any enhanced or increased title, duties, responsibilities or status to which the Participant accedes after becoming a Participant;



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

            [c] The assignment to a Participant of duties that are inconsistent with [i] the Participant's office immediately before the date he or she became a Participant or [ii] any more senior office to which the Participant is promoted after becoming a Participant;

            [d] During any calendar year ending after the date the Participant becomes a Participant, a 10 percent (or larger) reduction (other than a reduction attributable to any termination of employment for death, Disability or Cause or for any period the Participant is temporarily absent from active employment) in the highest of [i] the Participant's total cash compensation for the preceding calendar year or, if higher, [i] the Participant's total cash compensation for the preceding calendar year but [ii] in both cases, determined without regard to any amounts described in this Plan;

            [e] A requirement that a Participant relocate to a principal office or worksite (or accept indefinite assignment) to a location more than 50 miles distant from [i] the principal office or worksite to which the Participant was assigned immediately before the relocation or [ii] any location to which the Participant agreed to be assigned;

            [f] The imposition on a Participant of business travel obligations substantially greater than the Participant's business travel obligations during the preceding 12 consecutive calendar months; or

            [g] [i] failure to continue in effect any material fringe benefit or compensation plan, retirement or deferred compensation plan, life insurance plan, health and accident plan or disability plan in which the Participant participated; [ii] modification of any of the plans or programs just described that adversely affects the value of the Participant's benefits under those plans; or [iii] failure to provide the Participant with the same number of paid vacation days to which the Participant was entitled for the immediately preceding calendar year under the terms of the Employer's vacation policy or program. However, Good Reason will not arise under this subsection solely because [iv] the Company terminates or modifies any program solely to comply with applicable law but only to the extent of the change required or [v] a plan or benefit program expires under self-executing terms contained in that plan or benefit program.

OFFICER. Those employees whose compensation is subject to limitation under Code
Section 162(m) as of the last day of any calendar year ending with or within any Performance Cycle.

PARTICIPATION AGREEMENT. The form that the Committee and each Participant must complete within the period described in Section 3.02.

PARTICIPANT. Any Officer designated as a Participant under Section 3.01 who has returned a completed Participation Agreement to the Committee within the period described in Section 3.02.

PERFORMANCE CRITERIA. The criteria established by the Committee as of the beginning of each Performance Cycle and applied at the end of the same Performance Cycle to determine the portion (if any) of the Target Bonus payable under this Plan to any Participant.

PERFORMANCE CYCLE. The period over which the Committee will apply the Performance Criteria to establish the portion (if any) of the Target Bonus payable under this Plan to each Participant.

PLAN. The Bob Evans Farms, Inc. 2002 Incentive Growth Plan.

RELATED ENTITY. [1] an entity related to the Company by application of Code Sections 414(b) and (c), as modified by Code Section 415(h) or [2] an affiliated service group [as defined in Code Section 414(m)] or other organization described in Code Section 414(o) that includes the Company.

RETIREMENT.

    [1] With respect to a Participant who is a party to a Change in Control
        Agreement, "Retirement" as defined in (and subject to the terms of) that Participant's Change in Control Agreement; or

    [2] With respect to all Participants, termination of a Participant's employment at or after age 55.

SUBSIDIARY. Any corporation, partnership or limited liability company in which the Company owns, directly or indirectly, 50 percent or more of the total combined voting power of all classes of stock of that corporation or of the capital or profits interest of a partnership or limited liability company.

TARGET BONUS. The cash amount that a Participant will receive if he or she fully meets the Performance Criteria established under Section 4.01 as of the beginning of the Performance Cycle. As determined by the Committee, the bonus paid may be larger or smaller than the Target Bonus to the extent that Performance Criteria are exceeded or are partially, but not fully, met during a Performance Cycle. However, no Participant may receive a distribution under this Plan for any Performance Cycle that is larger than $2,000,000.

                                  SECTION 3.00

                                 PARTICIPATION

3.01 DESIGNATION OF PARTICIPANTS. Subject to Section 3.02, all Officers may participate in this Plan. The Committee will send each Participant a Participation Agreement specifying [1] the conditions that must be met if he or she is to receive a bonus at the end of the Performance Cycle and [2] the basis on which that amount will be calculated.

3.02 CONDITIONS OF PARTICIPATION. An Officer may become a Participant for any Performance Cycle only if he or she:

    [1] Before the beginning of a Performance Cycle, is designated by the Committee as a Participant for that Performance Cycle; and

    [2] Returns to the Committee a signed Participation Agreement within 60 days after receiving that form from the Committee.

                                  SECTION 4.00

                                 ADMINISTRATION

4.01    PERFORMANCE CRITERIA.

    [1] For each Performance Cycle, the Committee will [a] establish each
        Participant's Target Bonus and the extent to which a bonus will be paid if established Performance Criteria are exceeded or are partially, but not fully, met, [b] develop the Performance Criteria that will be applied to determine the portion of the Target Bonus that will be paid at the end of the Performance Cycle and [c] establish the Performance Cycle over which Performance Criteria will be measured.

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

    [2] In establishing each Participant's Performance Criteria, the Committee will consider the relevance of each Participant's assigned duties and responsibilities to factors that preserve and increase the Company's value. These factors will include:

        [a] Gross revenues, either throughout the Company or within any specified division or geographic area;

        [b] Net income, either throughout the Company or within any specified division or geographic area;

        [c] Gross sales, either throughout the Company or within any specified division or geographic area;

        [d] Earnings per Common Share;

        [e] New products and lines of revenue;

        [f] Customer satisfaction, either throughout the Company or within any specified division or geographic area;

        [g] Market share;

        [h] Developing and managing relationships with regulatory and other governmental agencies;

        [i] Managing claims against the Company or any of its Subsidiaries, including litigation;

        [j] The Company's book value or the book value of any designated
            Subsidiary or division;

        [k] The trading value of the Common Shares;

        [l] Completion of assigned corporate transactions, such as mergers, acquisitions or divestitures; and

        [m] Controlling expenses.

    [3] The Committee will make appropriate adjustments to reflect:

        [a] The effect on any Performance Criteria of any Common Shares dividend or Common Shares split, recapitalization (including, without limitation, the payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to stockholders, exchange of shares or similar corporate change. This adjustment to the Performance Criteria will be made [i] to the extent the Performance Criteria is based on Common Shares, [ii] as of the effective date of the event and [iii] for the Performance Cycle in which the event occurs. Also, the Committee will make a similar adjustment to any portion of a Performance Criteria that is not based on Common Shares but which is affected by an event having an effect similar to those just described.

        [b] A substantive change in a Participant's job description or assigned duties and responsibilities.



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

    [4] Performance Criteria will be established and communicated to each affected Participant in a Participation Agreement no later than the earlier of:

        [a] 90 days after the beginning of the applicable Performance Cycle; or

        [b] The expiration of 25 percent of the applicable Performance Cycle.

4.02 CERTIFICATION. As of the end of each Performance Cycle, the Committee will certify to the Board the extent to which each Participant has or has not met his or her Performance Criteria and the portion (if any) of the Target Bonus that is to be paid to each Participant.

4.03 ADMINISTRATION. The Committee is responsible for administering the Plan. In addition to the duties described elsewhere in this Plan, the Committee, by majority action, may [1] prescribe, amend and rescind rules and regulations relating to the Plan; [2] provide for conditions deemed necessary or advisable to protect the interests of the Company; and [3] interpret the Plan and supply any missing terms needed to administer the Plan. Determinations, interpretations or other actions made or taken by the Committee under the provisions of this document will be final, binding and conclusive for all purposes and upon all persons.

                                  SECTION 5.00

           EFFECT OF TERMINATION OF EMPLOYMENT DURING PERFORMANCE CYCLE;
                                CHANGE IN CONTROL

5.01 EFFECT OF TERMINATION OF EMPLOYMENT DURING PERFORMANCE CYCLE FOR REASONS OTHER THAN RETIREMENT, DEATH, DISABILITY, GOOD REASON OR WITHOUT CAUSE. Except as provided in Sections 5.02 and 5.03 and under any Participant's Change in Control Agreement, a Participant who terminates employment before the end of a Performance Cycle will forfeit all right to receive any amount under this Plan. However, in all cases a terminated Participant will receive any amounts earned during any Performance Cycle that ended before his or her termination (e.g., if the Committee has not then valued or distributed amounts earned during a Performance Cycle that ended before the Participant terminated).

5.02 EFFECT OF RETIREMENT, DEATH, DISABILITY, TERMINATION FOR GOOD REASON
OR TERMINATION WITHOUT CAUSE DURING PERFORMANCE CYCLE. Except as provided in a Participant's Change in Control Agreement, a Participant who Retires, dies or becomes Disabled during a Performance Cycle or is terminated by the Company without Cause or terminates employment voluntarily for Good Reason will receive a prorated distribution at the end of the Performance Cycle during which he or she Retired, died, became Disabled, is terminated without Cause or terminates for Good Reason. The amount of this distribution will be calculated at the end of the Performance Cycle by applying the following procedure:

    [1] As of the end of the Performance Cycle during which the affected
        Participant Retired, died, became Disabled is terminated without Cause or terminates for Good Reason, the Committee will apply the Performance Criteria to measure the portion of the Target Bonus to be distributed. This calculation will be made in the manner described in Section 4.02 and will be made as if the Retired, deceased, Disabled or terminated Participant had remained actively employed throughout the Performance Cycle.

    [2] The Committee then will multiply the amount produced under Section
        5.02[1] by a fraction, the numerator of which is the number of whole calendar months during which the Retired, deceased, Disabled or terminated Participant was actively employed during the Performance Cycle and the denominator of which is the number of whole calendar months in the Performance Cycle.



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

    [3] Then, the Committee will direct the Company to distribute the amount calculated in the form and at the time described in Section 6.00 to, as appropriate, the Retired, Disabled or terminated Participant or to the beneficiary of the deceased Participant.

5.03 CHANGE IN CONTROL. Subject to the terms of any Change in Control Agreement, if, within 36 months after a Change in Control:

    [1] With respect to all Participants, the Plan is terminated and not replaced with a similar program providing comparable benefits and features; or

    [2] With respect to a Participant who is a party to a Change in Control
        Agreement, an event occurs that generates a change in control payment under that Participant's Change in Control Agreement,

within 30 days after an event described in Section 5.03[1] or [2], the Company will distribute to each affected Participant their Target Bonus for the year in which the Change in Control occurs. This distribution will be made whether or not the Performance Criteria for that period have been met and whether or not the pending Performance Cycle has been completed.

5.04 EFFECT OF CODE SECTION 280G. Subject to a Participant's Change in Control Agreement, if the sum of the payments described in this section and those provided under all other plans, programs or agreements between the Participant and the Company or any Subsidiary constitutes an "excess parachute payment" as defined in Code Section 280G(b)(1), the Company will either:

    [1] Reimburse the Participant for the amount of any excise tax due under Code Section 4999 (but not for any income taxes or additional excise taxes associated with this initial payment), if this procedure provides the affected Participant with an after-tax amount that is larger than the after-tax amount produced under Section 5.04[2]; or

    [2] Reduce the amounts paid to the Participant under this Plan so that his or her total "parachute payment" as defined in Code Section 280G(b)(2)(A) under this and all other plans, programs or agreements between the Participant and the Company or Subsidiary will be $1.00 less than the amount that would be an "excess parachute payment," if this procedure provides the Participant with an after-tax amount that is larger than the aftertax amount produced under Section 5.04[1].

                                  SECTION 6.00

                          FORM AND TIME OF DISTRIBUTION

6.01 DISTRIBUTION. Subject to Sections 6.02 and 8.04, the amount determined by applying the procedures described in Sections 4.00 and 5.00 will be distributed in a single lump sum cash payment no later than 90 days after the end of the applicable Performance Cycle.

6.02 DEFERRAL OF DISTRIBUTION. Each Participant may direct the Company to defer all or any portion of his or her Plan distribution by electing to have that amount [1] credited to his or her account under any nonqualified deferred compensation plan [as defined in Section 201(2) of the Employee Retirement Income Security Act of 1974, as amended] maintained by the Company and designated by the Committee or any successor plan and [2] distributed under the terms of that plan. This election must be made in the Participation Agreement that relates to the Performance Cycle during which the deferred amount may be earned. Once filed, this election will be irrevocable.

                                  SECTION 7.00

           AMENDMENT, MODIFICATION AND TERMINATION OF PLAN

The Board or the Committee may terminate, suspend or amend the Plan at any time without stockholder approval except to the extent prohibited under the terms of the Participant's Change in Control Agreement or to the extent that stockholder approval is required to satisfy applicable requirements imposed by [1] applicable requirements of the Code or [2] any securities exchange on which the Company's securities are listed. Also, no Plan amendment may, without the consent of the affected Participant, adversely affect his or her ability to earn any Target Bonus for which Performance Criteria were established before the amendment, modification or termination of the Plan.

                                  SECTION 8.00

                         MISCELLANEOUS PROVISIONS

8.01 ASSIGNABILITY. Except as provided in Section 8.02, no Participant may transfer, alienate, pledge, hypothecate, transfer or otherwise assign his or her rights to receive a distribution under the Plan to any other person and any attempt to do so will be void.

8.02 BENEFICIARY DESIGNATION. Each Participant may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any amount under the Plan will be paid as provided in Section 5.00. Each designation must be made on a form acceptable to the Committee and will be effective only after it is delivered to the Committee. In the absence of any beneficiary designation, amounts remaining unpaid at the Participant's death will be paid to the deceased Participant's surviving spouse, if any, or otherwise to his or her estate. The Participant (and his or her beneficiary) and not the Company or the Committee is responsible for keeping the Committee apprised of the beneficiary's address. Also, neither the Company nor the Committee is required to search for any beneficiary beyond sending a registered letter to the beneficiary at the latest address given to it by the Participant or beneficiary. Any amount otherwise payable to a beneficiary whom the Committee cannot locate at this address will be forfeited. However, if, within one year of the Participant's death, the beneficiary files a claim and establishes that he or she is the deceased Participant's beneficiary, the Committee will direct the Company to pay (and the Company will pay) any amount that was payable at the death of the Participant. However, no amount will be paid representing the time value of the delayed distribution. If this claim is not filed within one year of the Participant's death, the amount will be forfeited irrevocably.

8.03 NO GUARANTEE OF EMPLOYMENT OR PARTICIPATION. Nothing in the Plan will interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary. Also, [1] receipt of a Target Bonus for any Performance Cycle is no guarantee that a Participant will receive a similar (or any) Target Bonus for any subsequent Performance Cycle and [2] establishment of Performance Criteria for any Performance Cycle is no guarantee that identical or similar criteria will be established for any subsequent Performance Cycle.

8.04 TAX WITHHOLDING. Before distributing any amount under the Plan, the Company will withhold an amount sufficient to satisfy federal, state and local income and employment tax withholding requirements imposed on the amount of any distribution under the Plan.

8.05 INDEMNIFICATION. Each person who is or has been a member of the Committee or of the Board will be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be made a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit or proceeding against him or her, provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification is not exclusive and is independent of any other rights of indemnification to which such persons may be entitled under the Company's Code of Regulations, by contract, as a matter of law or otherwise.

8.06 NO LIMITATION ON COMPENSATION. Nothing in the Plan is to be construed to limit the right of the Company to establish other plans or to pay compensation to its employees, in cash or property, in a manner not expressly authorized under this document.

8.07 GOVERNING LAW. The Plan, and all agreements under it, will be construed in accordance with and governed by the laws of the State of Ohio.

8.08 RESOLUTION OF DISPUTES.

    [1] Any controversy of claim arising out of, or relating to, this Plan
        (other than those arising under Section 5.00 with respect to a Participant who is a party to a Change in Control Agreement when the controversy or claim arises) will be settled by arbitration in the city in which the Participant's principal place of employment with the Company is located or another place the Participant and the Company mutually select immediately before the arbitration. The arbitration will be conducted in accordance with the Rules of the American Arbitration Association, and judgement on the award rendered by the arbitrator or arbitrators may be entered in any court of competent jurisdiction.

    [2] If the Company refuses or otherwise fails to make a payment when due and it is ultimately decided that the Participant is entitled to that payment, the payment will be increased to reflect an interest equivalent for the period of delay, calculated at the prime rate quoted in the Wall Street Journal and in effect as of the date the payment was first due.

    [3] The costs of arbitration will be borne solely by the person by which they are incurred.

    [4] Any controversy or claim arising out of, or relating to, any matter within Section 5.03 will:

        [a] With respect to a Participant who is a party to a Change in Control
            Agreement when the controversy or claim arose, be resolved under the terms of the Participant's Change in Control Agreement; or

        [b] With respect to a Participant who is not a party to a Change in Control Agreement when the controversy or claim arose, will be resolved as otherwise provided in this section.

8.09 TERM OF PLAN. The Plan will be effective upon its adoption by the Committee, subject to approval by the Board and approval by the affirmative vote of the holders of a majority of the shares of voting stock present in person or represented by proxy at the first annual meeting of stockholders occurring after the Board approves the Plan.

8.10 RELATIONSHIP TO CHANGE IN CONTROL AGREEMENT. Regardless of any implication to the contrary, the Company intends that:

        [1] Any Target Bonus paid or payable through this Plan will be a "bonus" for purposes of any Participant's Change in Control Agreement;

        [2] If any term, condition or feature of this Plan relates to an item that also is dealt with in the Participant's Change in Control Agreement, [a] the terms of the Change in Control Agreement will apply if those terms provide the Participant a larger benefit than otherwise would have been generated under the terms of the Plan, without regard to this section or [b] the terms of this Plan (other than Section 5.04) will apply if those terms provide the Participant a larger benefit than would have been generated under the terms of the Change in Control Agreement; and

        [3] Any Target Benefit that is payable subject to a Participant's Change in Control Agreement as described in Section 5.03 will be deemed to have been paid through and subject to the Participant's Change in Control Agreement.

BOB EVANS FARMS(R)                          VOTE BY PHONE -1-800-690-6903
                                            Use any touch-tone telephone to
3776 SOUTH HIGH STREET                      transmit your voting instructions
COLUMBUS, OH  43207                         up until 11:59 p.m. Eastern
                                            Daylight Time the day before the
                                            meeting. Have your proxy card in
                                            hand when you call. You will be
                                            prompted to enter your 12-digit
                                            control number which is located
                                            below and then follow the simple
                                            instructions the Proxy Voting
                                            Service provides you.

AUTO DATA PROCESSING                        VOTE BY INTERNET - www.proxyvote.com
INVESTOR COMM SERVICES                      Use the internet to transmit
ATTENTION:                                  your voting instructions up until
TEST PRINT                                  11:59 p.m. Eastern Daylight Time
51 MERCEDES WAY                             the day before the meeting. Have
EDGEWOOD, NY                                your proxy card in hand when you
11717                                       access the Web site. You will be
                                            prompted to enter your 12-digit
                                            control number which is located
                                            below to obtain your records and
                                            create an electronic proxy voting
                                            instruction form.

                                            VOTE BY MAIL
                                            Indicate your vote, sign your name
                                            as it appears on this card and
                                            fill in the date and return it in
                                            the postage-paid envelope we have
                                            provided or return it to Bob Evans
                                            Farms, Inc., c/o ADP, 51 Mercedes
                                            Way, Edgewood, NY  11717. Proxies
                                            must be received by 11:59 p.m.
                                            Eastern Daylight Time the day
                                            before the meeting.

                                                   123,456,789,012.00000
                                             CONTROL NUMBER 000000000000

                                             ACCOUNT NUMBER 1234567890123456789

                                             PAGE      1 OF    2


TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:    X                BOBEVS            KEEP THIS PORTION FOR YOUR RECORDS
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                                       THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.      DETACH AND RETURN THIS PORTION ONLY
____________________________________________________________________________________________________________________________________
BOB EVANS FARMS, INC.

Proxy for annual meeting of stockholders to be held on                                                                        ___
Sept. 9, 2002. THIS PROXY IS SOLICITED ON BEHALF OF THE           02          0000000000             215063169272                |
BOARD OF DIRECTORS.

  YOUR BOARD RECOMMENDS YOU VOTE "FOR" ALL NOMINEES.

  DIRECTORS                                                               FOR   WITHHOLD   FOR ALL    To withold authority to
  1.  Election of three class I directors to serve for terms of three     ALL      ALL     EXCEPT     vote, mark "For All Except"
      years each: 01) Daniel A. Fronk, 02) Cheryl L. Krueger-Horn,                                    and write the nominee's
                  03) G. Robert Lucas                                     [ ]     [ ]       [ ]       number on the line below.
                                                                                                      _____________________________

  PROPOSALS
                                                                                                     FOR     AGAINST   ABSTAIN
  YOUR BOARD RECOMMENDS YOU VOTE "FOR" THE BOB EVANS FARMS, INC. 2002 INCENTIVE GROWTH PLAN.

  2.  Approval and adoption of the Bob Evans Farms, Inc. 2002 Incentive Growth Plan                  [ ]        [ ]      [ ]

  YOUR BOARD OF DIRECTORS RECOMMENDS YOU VOTE "AGAINST" THE STOCKHOLDER PROPOSAL.

  3. Adoption of the stockholder proposal to eliminate awards of stock options, bonuses and
      restricted stock to top executives                                                             [ ]        [ ]      [ ]


  THE UNDERSIGNED STOCKHOLDERS(S) AUTHORIZES THE PROXIES TO VOTE UPON SUCH OTHER MATTERS
  (NONE KNOWN AT THE TIME OF SOLICITATION OF THIS PROXY) AS MAY PROPERLY COME BEFORE THE
  ANNUAL MEETING OR ANY ADJOURNMENT(S) THEREOF IN THEIR DISCRETION.

  If you plan on attending the meeting, please check box to the right.   [ ]         AUTO DATA PROCESSING
                                                                                     INVESTOR COMM SERVICES
  The undersigned hereby acknowledges receipt of the notice of the                   ATTENTION:
  annual meeting of stockholders, dated July 31, 2002; the enclosed                  TEST PRINT
  proxy statement; and the annual report of the company for the fiscal               51 MERCEDES WAY
  year ended April 26, 2002.                                                         EDGEWOOD, NY
                                                                                     11717

 ------------------------------------- --------------               ----------------------------------- ------------ 123,456,789,012
 _____________________________________ ______________               ___________________________________ ____________       096761101
 Signature (PLEASE SIGN WITHIN BOX)         Date       P56598       Signature (Joint Owners)              Date                    27

____________________________________________________________________________________________________________________________________


July 31, 2002

Dear Stockholders:

At the 2002 Bob Evans Farms, Inc. annual meeting of stockholders, we look forward to celebrating a year of record financial results, while planning ahead to keep the successes coming our way. I do hope you will be able to join us on Monday, Sept. 9, 2002, for the meeting which will again be held at the Southern Theatre in Columbus, Ohio, at 9 a.m. Beginning at 8 a.m., officers and directors of the company will be available to talk with you, and juice, coffee and pastries will be offered as refreshments.

We will discuss three areas of business at the meeting upon which we are asking you to vote. The board of directors is asking for your support in the re-election of class I directors and the approval and adoption of the Bob Evans Farms, Inc. 2002 Incentive Growth Plan, both of which we feel will keep our company strong. On the contrary, the board is asking you to vote against the stockholder proposal which we believe would weaken our leadership team.

These issues are very important to the investment you have made in Bob Evans Farms, Inc. and your vote counts. WHETHER OR NOT YOU ARE ABLE TO JOIN US AT THE MEETING, PLEASE TAKE THE TIME TO VOTE YOUR PROXY. THERE ARE INSTRUCTIONS ON THE REVERSE SIDE OF THIS CARD FOR VOTING BY INTERNET, PHONE OR MAIL. If you choose to vote by Internet, I encourage you to sign up for electronic delivery of the proxy materials and annual report next year to expedite delivery, reduce paper usage and decrease mailing costs.

Again, I do hope you can join us on Sept. 9.

Sincerely,

/s/ Stewart K. Owens

Stewart K. Owens
Chairman of the Board and
Chief Executive Officer



                                     BOBEVB
--------------------------------------------------------------------------------


The stockholder(s) of Bob Evans Farms, Inc. (the "company"), identified on this card, appoints Stewart K. Owens and Donald J. Radkoski as the proxies of such stockholder(s), with full power of substitution, to attend the annual meeting of stockholders of the company to be held at the Southern Theatre, 21 E. Main St., Columbus, Ohio 43215, on Monday, Sept. 9, 2002, at 9 a.m., Eastern Daylight Time, and to vote all of the shares of common stock which such stockholder(s) is entitled to vote at the annual meeting.


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                            OF BOB EVANS FARMS, INC.

You may vote using any of the above mentioned methods. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a signer is a corporation, please sign the full corporate name by authorized officer. Joint owners should both sign.

VOTES WILL BE COUNTED AS FOLLOWS: WHERE A CHOICE IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED. IF NO CHOICE IS INDICATED ON THE REVERSE SIDE OF THIS CARD, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED (i) FOR THE ELECTION OF THE NOMINEES LISTED ON PROPOSAL NO. 1 AS DIRECTORS OF THE COMPANY; (ii) FOR PROPOSAL NO. 2 PERTAINING TO THE APPROVAL OF THE BOB EVANS FARMS, INC. 2002 INCENTIVE GROWTH PLAN; AND (iii) AGAINST PROPOSAL NO. 3 TO ELIMINATE AWARDS OF STOCK OPTIONS, BONUSES AND RESTRICTED STOCK TO TOP EXECUTIVES. IF PRIOR PROXIES HAVE BEEN SUBMITTED FOR THE SAME SHARES REPRESENTED BY THIS CARD, THIS PROXY WILL REPLACE EARLIER PROXIES.

IF SHARES OF COMMON STOCK OF THE COMPANY ARE ALLOCATED TO THE ACCOUNT OF THE STOCKHOLDER IDENTIFIED ON THIS CARD UNDER THE BOB EVANS FARMS, INC. AND AFFILIATES 401(k) RETIREMENT PLAN (THE "401(k) PLAN"), THEN SUCH STOCKHOLDER HEREBY DIRECTS WILMINGTON TRUST COMPANY, THE TRUSTEE OF THE 401(k) PLAN (THE "TRUSTEE"), TO VOTE (i) ALL OF THE SHARES OF COMMON STOCK OF THE COMPANY ALLOCATED TO SUCH STOCKHOLDER'S ACCOUNT UNDER THE 401(k) PLAN AND (ii) THE PORTION OF THE SHARES OF COMMON STOCK ALLOCATED TO ACCOUNTS OF PARTICIPANTS IN THE 401(k) PLAN FROM WHOM VOTING INSTRUCTIONS HAVE NOT BEEN RECEIVED ("UNVOTED SHARES"), IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN HEREIN AT THE ANNUAL MEETING AND ANY ADJOURNMENT, ON THE MATTERS SET FORTH ON THE REVERSE SIDE. YOUR INSTRUCTIONS TO THE TRUSTEE ARE CONFIDENTIAL. IF NO INSTRUCTIONS ARE GIVEN, THE SHARES ALLOCATED TO SUCH STOCKHOLDER'S ACCOUNT IN THE 401(k) PLAN WILL BE
VOTED IN THE SOLE DISCRETION OF THE TRUSTEE.